EXHIBIT 10.1

MASTER REPURCHASE AGREEMENT

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as buyer

(“Buyer”, which term shall include any “Principal”

as defined and provided for in Annex I) or as agent pursuant hereto (“Agent”) and

WMC Mortgage Corp., as seller (“Seller”)

Dated August 17, 2001

1. Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

2. Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Acceptable State” means any state acceptable pursuant to Seller’s Underwriting Guidelines.

“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Act” means the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations.

“Act of Insolvency” means, with respect to any Person and its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such Person or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person or an Affiliate of such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person or of any of its Affiliates, or shall have taken any action to displace the management of such Person or of any of its Affiliates or to curtail its authority in the conduct of the business of such Person or of any of its Affiliates.

“Affiliate” means with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Aged Loan” means a Mortgage Loan the date of which is set forth in the related Mortgage Note is greater than 90 days prior, but not more than 180 days prior, to the date of determination.

“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.

“Agency Security” means a mortgage-backed security issued by one of the Agencies.

“Agent” means Credit Suisse First Boston Mortgage Capital LLC or any Affiliate or successor thereto.

“Agreement” means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.

“Alt A Mortgage Loan” means a Mortgage Loan originated in accordance with the criteria established by Buyer for Alt-A mortgage loans, as determined by Buyer in its sole discretion.

“Apollo Funds” means Apollo Advisors, L.P., any Affiliate of Apollo Advisors, L.P. or any Person in which any of the forgoing is the managing partner, managing member or controlling shareholder.

“Appraised Value” means the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Asset Tape” means a remittance report on a monthly basis containing servicing information, including without limitation those fields reasonably requested by Buyer from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced hereunder by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date.

“Bailee Letter” has the meaning assigned to such term in the Custodial Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Bid” has the meaning set forth in Section 4(c) hereof.

“Bid Fee” has the meaning set forth in Section 4(c) hereof.

“Business Day” means any day other than (A) a Saturday or Sunday or (B) a public or bank holiday in New York City, Illinois or, for purposes of Section 6 only, California.

“Buyer” means Credit Suisse First Boston Mortgage Capital LLC, and any successor hereunder.

“Buyer’s Margin Amount” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) Buyer’s Margin Percentage and (B) the then current Purchase Price for such Transaction; provided that, with respect to any Mortgage Loan which:

(a) was not a Non-Performing Mortgage Loan on the related Purchase Date which, as of the date of determination, is a Non-Performing Mortgage Loan; or

(b) was a Wet-Ink Mortgage Loan on the related Purchase Date which, as of the date of determination, is not a Wet-Ink Mortgage Loan; or

(c) which as of the date of determination is an Aged Loan; or

(d) was not an Exception Mortgage Loan on the related Purchase Date which, as of the date of determination, is an Exception Mortgage Loan;

then, in each case, the Buyer’s Margin Percentage as of such date of determination shall be equal to the percentage obtained by dividing the Market Value of such Mortgage Loan on the related Purchase Date by an amount equal to the amount the Purchase Price would have been on the Purchase Date if the Mortgage Loan had been categorized as the type of Mortgage Loan (e.g., Non-Performing Mortgage Loan, Aged Loan, Wet-Ink Mortgage Loan, Exception Mortgage Loan) that it is categorized as on the date of determination.

“Buyer’s Margin Percentage” means, with respect to any Transaction as of any date, a percentage equal to the percentage obtained by dividing the Market Value of the Purchased Mortgage Loans on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

“Calmco” means Vesta Servicing L.P.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means:

(A) any transaction or event as a result of which WMC Finance Co. ceases to own, beneficially or of record, 100% of the stock of Seller;

(B) any transaction or event as a result of which Apollo Funds cease to own, in the aggregate, beneficially or of record, at least 51% of the stock of WMC Finance Co.;

(C) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of Seller immediately prior to such merger, consolidation or other reorganization; or

(D) the sale, transfer or other disposition of all or substantially all of Seller’s assets.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means one or more accounts established by the Servicer for the benefit of Buyer into which all collections and proceeds on or in respect of the Mortgage Loans shall be deposited by Servicer.

“Committed Mortgage Loan” means a Mortgage Loan which is the subject of a Takeout Commitment with a Takeout Investor.

“Computer Tape” means a computer tape or other electronic medium generated by Seller and delivered to Buyer and Custodian which provides information relating to the Purchased Mortgage Loans, including the information set forth in the Mortgage Loan Schedule, in a format reasonably acceptable to Buyer.

“Conforming Mortgage Loan” means a Mortgage Loan originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including without limitation, conventional Mortgage Loans, FHA Loans and VA Loans, as determined by Buyer in its sole discretion.

“Consolidated EBITDA” means, for any period, the sum for such period of (a) Consolidated Net Income for such period, (b) the sum of provisions for such period for income taxes, interest expense, and depreciation and amortization expense used in determining such Consolidated Net Income, (c) amounts deducted in such period in respect of non-cash expenses in accordance with GAAP, (d) the amount of any aggregate net loss (or minus the amount of any gain) during such period arising from the sale, exchange or other disposition of capital assets and (e) non-cash expenses deducted in such period in connection with any earn-out agreements, stock appreciation rights, “phantom” stock plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Seller or its Subsidiaries or the retention of executives, officers or employees by the Seller or its Subsidiaries, including (but without duplication) any Person that has become a Subsidiary during such period, on a pro forma basis as if such acquisition had occurred on the first day of such period; provided, that Consolidated EBITDA shall in any event exclude, from and after the Effective Date, (x) the effect of any write-up of any assets acquired and (y) the amount of any non-cash income recognized during any period for which Consolidated EBITDA is determined; provided, that for purposes of this definition and where this definition is used, WMC Residco Inc. shall not be deemed to be a Subsidiary of Seller.

“Consolidated Interest Expense” means, for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption “interest expense” or any like caption (including without limitation, imputed interest included in payments under Financing Leases) on a consolidated income statement of the Seller and its Subsidiaries for such period excluding the amortization of any original issue discount and capitalized interest expense and fees under this Agreement; provided, that for purposes of this definition and where this definition is used, WMC Residco Inc. shall not be deemed to be a Subsidiary of Seller.

“Consolidated Net Income” means, for any period, the consolidated net income (or deficit) of the Seller and the Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Seller or any Subsidiary, (b) the income (or deficit) of any Person (other than a Subsidiary) in which the Seller or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Seller or such Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation, Governing Document or Requirement of Law applicable to such Subsidiary, (d) any net gain from the collection of the proceeds of life insurance policies, (e) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Seller or any Subsidiary, (f) in the case of a successor to the Seller by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (g) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

“Consolidated Tangible Net Worth” means total shareholders equity minus goodwill, patents, trade names, trademarks, copyrights, franchises, organizational expense, deferred expenses and other assets in each case as are shown as intangible assets on the balance sheet of Seller and its subsidiaries on a consolidated basis as determined at a particular date in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Custodial Agreement” means the custodial agreement, dated as of the date hereof, among Seller, Buyer and Custodian as the same may be amended from time to time.

“Custodian” means LaSalle Bank, National Association or such other party specified by Buyer and agreed to by Seller, which approval shall not be unreasonably withheld.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Default Affiliate” shall mean any Affiliate of the Seller in which the Seller has a controlling ownership interest.

“Delinquent Mortgage Loan” means any Mortgage Loan for which any payment of principal or interest is more than thirty (30), but not more than fifty-nine (59), days past due.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.

“Electronic Tracking Agreement” means an Electronic Tracking Agreement among Buyer, Seller, MERS and MERSCORP, Inc., to the extent applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Seller is a member.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” has the meaning specified in Section 14 hereof.

“Exception Mortgage Loan” means any Mortgage Loan which is otherwise ineligible for purchase hereunder which is approved by Buyer in its sole discretion. The Pricing Rate, Market Value, Purchase Price and Buyer’s Margin Percentage with respect to Exception Mortgage Loans shall be set in the sole discretion of Buyer. A Mortgage Loan’s status as an Exception Mortgage Loan may be changed at any time by Buyer in its sole discretion.

“Existing Credit Facilities” has the meaning specified in Section 13(a)(22) hereof.

“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the Act and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” means the regulations promulgated by HUD under the Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Financing Lease” means, any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreclosed Loan” means a Mortgage Loan the property securing which has been foreclosed upon by Seller.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“Governing Documents” means, as to any Person, its articles or certificate of incorporation and by-laws, its partnership agreement, its certificate of formation and operating agreement, and/or the other organizational or governing documents of such Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller or Buyer, as applicable.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“High Cost Mortgage Loans” means any Mortgage Loans classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” or “predatory” loans under any other applicable state, federal or local law.

“Income” means with respect to any Purchased Mortgage Loan at any time, any principal received thereon or in respect thereof and all interest, dividends or other distributions thereon.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.

“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

“Interest Rate Protection Agreement” means, with respect to any or all of the Conforming Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Takeout Commitment, or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Affiliate of Buyer or such other party acceptable to Buyer in its sole discretion, which agreement is acceptable to Buyer in its sole discretion.

“Jumbo Mortgage Loan” means a Mortgage Loan which exceeds the maximum principal balance limitations of Fannie Mae and Freddie Mac.

“LIBOR” means for each day, the rate of interest (calculated on a per annum basis) equal to the overnight British Bankers Association Rate as reported on the display designated as “BBAM” “Page DG8 4a” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4a” on Bloomberg) on such date of determination, and if such rate shall not be so quoted, the rate per annum at which Buyer is offered Dollar deposits at or about 11:00 a.m., New York City time, on such day, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for an overnight period, and in an amount comparable to the amount of the Purchase Price of Transactions to be outstanding on such day.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Manufactured Home”: A manufactured home, including all accessions thereto, that is legally classified as real property under applicable state law which conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings.

“Manufactured Home Loan”: A Mortgage Loan secured by property upon which the primary dwelling is a Manufactured Home.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

“Market Value” means with respect to any Purchased Mortgage Loan as of any date (including any date on which the Seller notifies the Buyer that a Take-out Investor has rejected such Mortgage Loan), the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good-faith discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) there exists a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan that materially and adversely affects the value of such Purchased Mortgage Loan or Buyer’s interest in such Purchased Mortgage Loan and which breach has not been cured;

(ii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of fourteen (14) calendar days;

(iii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

(iv) the Purchased Mortgage Loan has been held by the Custodian for the benefit of Buyer (in its capacity as Buyer hereunder or as a secured lender) for a period of greater than (a) ninety (90) days (unless the Mortgage Loan is an Aged Loan) or (b) one hundred eighty (180) days with respect to each Aged Loan;

(v) the Purchased Mortgage Loan is a Non-Performing Mortgage Loan for which any payment of principal or interest is more than two hundred and seventy (270) days past due;

(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $15,000,000;

(viii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged Loans that are Purchased Mortgage Loans exceeds $20,000,000;

(ix) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds $52,500,000;

(x) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Delinquent Mortgage Loans that are Purchased Mortgage Loans exceeds $15,000,000;

(xi) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans that are Purchased Mortgage Loans exceeds $10,000,000;

(xii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans with a single Settlement Agent that are Purchased Mortgage Loans exceeds $1,500,000 (unless consented to in writing by the Buyer);

(xiii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all High Cost Mortgage Loans that are Purchased Mortgage Loans exceeds $3,000,000 or

(xiv) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Manufactured Home Loans that are Purchased Mortgage Loans exceeds $3,000,000.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, financial condition or reasonably likely prospects of Seller or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or any Affiliate that is a party to any Program Agreement.

“Maximum Aggregate Purchase Price” means ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”: means any Mortgage Loan registered with MERS on the MERS System.

“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in Exhibit F to the Custodial Agreement.

“Mortgage Interest Rate” means the annual rate of interest borne on a Mortgage Note.

“Mortgage Loan” means any Sub-Prime Mortgage Loan, Non-Performing Mortgage Loan, Exception Mortgage Loan, Jumbo Mortgage Loan, Alt A Mortgage Loan, Conforming Mortgage Loan which is a closed-end, fixed or floating-rate, first or second lien, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided, however, that Mortgage Loans shall not include any “high-LTV” loans (i.e., a mortgage loan containing a loan-to-value ratio in excess of 100% or in excess of such lower percentage specified in the Underwriting Guidelines) and, provided further, that the origination date with respect to such Mortgage Loan is no earlier than sixty (60) days prior to the related Purchase Date unless otherwise approved by Buyer in writing.

“Mortgage Loan Schedule” means with respect to any Transaction as of any date, a mortgage loan schedule in the form of Exhibit C attached hereto.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Net Income” means, for any period and any Person, the net income of such Person for such period as determined in accordance with GAAP.

“1934 Act” means, the Securities Exchange Act of 1934, as amended.

“Non-Performing Mortgage Loan” means any Mortgage Loan for which any payment of principal or interest is more than fifty-nine (59) days past due.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including without limitation, reasonable attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, unlimited liability company, join stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by any Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“Post Default Rate” mean an annual rate of interest equal to the Pricing Rate plus 2%.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and

(B) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date.

“Price Differential Payment Date” means with respect to a Purchased Mortgage Loan, the 10th day of the month following the related Purchase Date and each succeeding 10th day of the month thereafter; provided that with respect to such Purchased Mortgage Loan, the final Price Differential Payment Date shall be the related Repurchase Date; and, provided, further, that if any such day is not a Business Day, the Price Differential Payment Date shall be the next succeeding Business Day.

“Pricing Rate” means LIBOR plus:

(a) 1.25% with respect to Transactions the subject of which are Conforming Mortgage Loans or Alt-A Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(b) 1.25% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans or Second Lien Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(c) 1.50% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans; and

(d) 1.25% with respect to Transactions the subject of which are Aged Loans which have been held by the Custodian for the benefit of Buyer (in its capacity as Buyer hereunder or as a secured lender) for a period of greater than 90 days but no greater than 120 days (other than Non-Performing Mortgage Loans);

(e) 1.375% with respect to Transactions the subject of which are Aged Loans which have been held by the Custodian for the benefit of Buyer (in its capacity as Buyer hereunder or as a secured lender) for a period of greater than 120 days but no greater than 150 days (other than Non-Performing Mortgage Loans);

(f) 1.50% with respect to Transactions the subject of which are Aged Loans which have been held by the Custodian for the benefit of Buyer (in its capacity as Buyer hereunder or as a secured lender) for a period of greater than 150 days but no greater than 180 days; and

(g) 1.50% with respect to Transactions the subject of which are Non-Performing Mortgage Loans.

The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a).

“Principal” has the meaning given to it in Annex I.

“Program Agreements” means, collectively, the Servicing Agreement, the Servicer Notice, the Custodial Agreement, this Agreement, the Electronic Tracking Agreement, if entered into and, with respect to each Purchased Mortgage Loan, a Purchase Confirmation.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Confirmation” means a confirmation of a Transaction, in the form attached as Exhibit B hereto.

“Purchase Date” means the date on which Purchased Mortgage Loans are to be transferred by Seller to Buyer.

“Purchase Price” means (i) on the Purchase Date, the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall mean with respect to each Mortgage Loan, an amount not to exceed:

(A) with respect to each Conforming Mortgage Loan and Alt-A Mortgage Loan, an amount equal to the lesser of (1) 98% of the Market Value of such Mortgage Loan and (2) the outstanding principal balance of such Mortgage Loan;

(B) with respect to each Subprime Mortgage Loan and Second Lien Mortgage Loan, an amount equal to the lesser of (1) 97% of the Market Value of such Mortgage Loan and (2) the outstanding principal balance of such Mortgage Loan;

(C) with respect to each Aged Loan which has been held by the Custodian for the benefit of Buyer (in its capacity as Buyer hereunder or as a secured lender) for a period of greater than 90 days but no greater than 120 days, an amount equal to the lesser of (1) 98% of the Market Value of such Mortgage Loan and (2) 95% of the outstanding principal balance of such Mortgage Loan;

(D) with respect to each Aged Loan which has been held by the Custodian for the benefit of Buyer (in its capacity as Buyer hereunder or as a secured lender) for a period of greater than 120 days but no greater than 150 days, an amount equal to the lesser of (1) 98% of the Market Value of such Mortgage Loan and (2) 90% of the outstanding principal balance of such Mortgage Loan;

(E) with respect to each Aged Loan which has been held by the Custodian for the benefit of Buyer (in its capacity as Buyer hereunder or as a secured lender) for a period of greater than 150 days but no greater than 180 days, an amount equal to the lesser of (1) 98% of the Market Value of such Mortgage Loan and (2) 85% of the outstanding principal balance of such Mortgage Loan;

(F) with respect to each Non-Performing Mortgage Loan, an amount equal to the lesser of (1) 98% of the Market Value of such Mortgage Loan and (2) 50% of the outstanding principal balance of such Mortgage Loan;

(G) with respect to Transactions the subject of which are Exception Mortgage Loans, a percentage to be determined by Buyer in its sole discretion; and

and (ii) thereafter, except where Buyer and Seller agree otherwise, such price decreased by the amount of any cash applied to reduce Seller’s obligations under clause (ii) of Section 4(b) hereof.

“Purchased Mortgage Loans” means the Mortgage Loans (and the related Repurchase Assets) transferred by Seller to Buyer in a Transaction hereunder and listed on the related Mortgage Loan Schedule attached to the related Transaction Request.

“Qualified Insurer” means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Qualified Originator” means an originator of Mortgage Loans which conform to the Underwriting Guidelines.

“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Mortgage Files and any other instruments necessary to document or service a Mortgage Loan.

“REO Property” shall mean real property acquired by Seller, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.

“Reporting Date” means the 5th Business Day of each month.

“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.

“Repurchase Date” means the earlier of (i) the Termination Date, (ii) the date set forth in the applicable Purchase Confirmation, (iii) the date determined by application of Section 15 hereof or (iv) the date identified to Buyer by Seller as the date that the related Mortgage Loan is to be sold pursuant to a Take-out Commitment.

“Repurchase Price” means the price at which Purchased Mortgage Loans are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the accrued but unpaid Price Differential as of the date of such determination.

“Request for Certification” means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans to Buyer hereunder.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer, controller or treasurer of such Person.

“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Second Lien Mortgage Loan” means any Mortgage Loan which is a second lien on the related Mortgaged Property.

“Seller” means WMC Mortgage Corp. or its permitted successors and assigns.

“Servicer” means WMC Mortgage Corp., Calmco, Fairbanks Capital Corp. or any other servicer approved by Buyer in its sole discretion.

“Servicer Notice” means the notice acknowledged by the Servicer substantially in the form of Exhibit O hereto.

“Servicing Agreement” means the Collection Services Agreement dated as of March 8, 2000, between Seller and Servicer as the same may be amended from time to time.

“Servicing File” means, with respect to each Mortgage Loan, the file retained by the Servicer consisting of copies of all documents in the Mortgage File, and originals of all other documents with respect to the Mortgage Loan.

“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Buyer, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated. A Settlement Agent is deemed approved unless Buyer notifies Seller otherwise at any time electronically or in writing. For purposes of this definition, and the places in which this definition is used throughout this Agreement, each branch of a national company is considered to be a separate Settlement Agent.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Sub-Prime Mortgage Loan” means a Mortgage Loan which originated in accordance with the criteria established or agreed to by Buyer for sub-prime mortgage loans, as determined by Buyer in its sole discretion.

“Takeout Commitment” means a commitment of Seller to either (a) sell one or more Mortgage Loans to a Takeout Investor or (b) (i) swap one or more Mortgage Loans with a Takeout Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Takeout Investor, and in each case, the corresponding Takeout Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable. With respect to any Takeout Commitment with an Agency, the applicable agency documents list Buyer as sole subscriber.

“Takeout Investor” means (i) an Agency or (ii) other institution which has made a Takeout Commitment and has been approved by Buyer.

“Termination Date” means the earlier of (a) August 16, 2002, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

“Test Period” means any period of a calendar quarter.

“Transaction Request” means a request from Seller to Buyer, in the form attached as Exhibit A hereto, to enter into a Transaction.

“Trust Receipt and Certification” means, with respect to any Transaction as of any date, a receipt and certification in the form attached as an exhibit to the Custodial Agreement.

“Underwriting Guidelines” means the standards, procedures (including, without limitation, procedures permitting exceptions to such Underwriting Guidelines) and guidelines of Seller for underwriting and acquiring Mortgage Loans, which are set forth in written policies and procedures, a copy of which is attached hereto as Exhibit G.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Certificate as evidenced by a VA Loan Guaranty Certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Certificate” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“Wet Ink Mortgage Loan” means a Purchased Mortgage Loan which Seller is selling to Buyer simultaneously with the origination thereof and for which the Mortgage File has not yet been delivered to the Custodian.

“Wet-Ink Procedures” means, the procedures for funding Wet-Ink Mortgage Loans, as set forth on Exhibit L hereto.

3. Program; Initiation of Transactions

a. From time to time, Buyer will purchase from Seller certain Mortgage Loans that have been either originated by Seller or purchased by Seller from other originators, subject to the terms and condition of this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, with exceptions only in accordance with the procedures for exceptions as set forth in the Underwriting Guidelines and shall be serviced by Servicer.

b. The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

c. With respect to each purchase of Mortgage Loans which are not Wet-Ink Mortgage Loans, Seller shall give Buyer and Custodian at least 1 Business Day’s prior notice of any proposed Purchase Date (the date on which such notice is given, the “Notice Date”), provided, that if Seller is delivering 25 or fewer Mortgage Loans on a Purchase Date, the notice shall be delivered on or before 12:00 p.m. Eastern Time on the Purchase Date. With respect to Wet-Ink Mortgage Loans, Seller shall deliver notice of any proposed purchase on or before 3:00 p.m. Eastern Time on the Purchase Date. On the Notice Date, Seller shall (i) request that Buyer enter into a Transaction by furnishing to Buyer a Transaction Request, (ii) deliver to Buyer and Custodian a Mortgage Loan Schedule and Computer Tape and (iii) deliver to Custodian a Request for Certification and each Mortgage File subject to such Transaction; provided that with respect to each Wet-Ink Mortgage Loan, Seller shall deliver the Wet-Ink Mortgage File to Buyer and otherwise comply with the procedures set forth in Exhibit L hereto.

d. With respect to each Exception Mortgage Loan, upon receipt of the Transaction Request, Buyer shall, consistent with this Agreement, specify the specific terms for such proposed Transaction, including the Purchase Price, the Pricing Rate, the Market Value and the Repurchase Date in respect of such Transaction. The terms thereof shall be set forth in the Purchase Confirmation to be delivered to Seller on or prior to the Purchase Date.

e. With respect to each Exception Mortgage Loan, the Purchase Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Purchase Confirmation relates, and Seller’s acceptance of the related proceeds shall constitute Seller’s agreement to the terms of such Purchase Confirmation. It is the intention of the parties that, with respect to each Exception Mortgage Loan, each Purchase Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement. In the event of any conflict between this Agreement and, with respect to each Exception Mortgage Loan, a Purchase Confirmation, the terms of the Purchase Confirmation shall control with respect to the related Transaction.

f. Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Repurchase Assets shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price to Seller. Upon transfer of the Mortgage Loans to Buyer as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 15 of this Agreement, ownership of each Mortgage Loan, including each document in the related Mortgage File, is vested in Buyer, provided that, prior to the recordation of the assignments of mortgage by the Custodian as provided for in the Custodial Agreement, record title in the name of Seller to each Mortgage shall be retained by Seller in trust, for the benefit of Buyer, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

g. By no later than 12:00 p.m., New York City time, with respect to each Wet-Ink Mortgage Loan that is a Purchased Mortgage Loan, on the eighth Business Day following the applicable Purchase Date, Seller shall deliver to the Custodian the remaining documents in the Mortgage File.

4. Repurchase

a. Except as set forth in Section 4(d) below, Seller shall repurchase the related Purchased Mortgage Loans from Buyer on each related Repurchase Date. Such obligation to repurchase subsists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Price Differential Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Mortgage Loans from Buyer or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b. Provided that no Default shall have occurred and is continuing, and Buyer has received the related Repurchase Price, Buyer agrees to release and reconvey its ownership interest hereunder in the Mortgage Files at the request of Seller upon repurchase of Purchased Mortgage Loans by Seller. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to (i) provide Buyer with a copy of a report from the related Servicer indicating that such Purchased Mortgage Loan has been paid in full, (ii) deposit into the Collection Account, the Repurchase Price with respect to such Purchased Mortgage Loans and (iii) provide Buyer a notice specifying each Purchased Mortgage Loan that has been prepaid in full. Buyer agrees to release its ownership interest in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.

c. In the event that at any time any Purchased Mortgage Loan violates the applicable sublimit set forth in the definition of Market Value, Buyer may, in its sole discretion, redesignate such Mortgage Loan as an Exception Mortgage Loan. If Buyer does not redesignate such Mortgage Loan as an Exception Mortgage Loan, and if Seller fails to notify Buyer within five (5) Business Days of such violation that it does not want to receive a bid for such Mortgage Loan as described below, Buyer or an Affiliate of Buyer may offer to terminate the Seller’s right and obligation to repurchase such Mortgage Loan by paying the Seller a price to be set by Buyer in its sole discretion (a “Bid”). Seller, within five (5) Business Days of receipt of Buyer’s bid (the “Violation Deadline”) may, in its sole discretion, either (i) accept Buyer’s bid, terminating the Seller’s right and obligation to repurchase such Mortgage Loan under this Agreement or (ii) immediately repurchase the Mortgage Loan at the Repurchase Price in accordance with this Section 4. Seller shall pay Buyer a bid fee equal to $210 (the “Bid Fee”) with respect to each Mortgage Loan on which Buyer or its Affiliate makes a Bid, regardless of whether the Bid is accepted and such Bid Fee shall be due and payable to Buyer by the Violation Deadline. Any amount paid by Buyer or its Affiliate to terminate the Seller’s right to repurchase a Purchased Mortgage Loan if a Bid is accepted pursuant to this Section shall be applied by Buyer toward the outstanding Repurchase Price for the applicable Transaction.

d. The Seller may repurchase Purchased Mortgage Loans without penalty or premium on any date at the Repurchase Price. If the Seller intends to make such a repurchase, the Seller shall give at least one (1) Business Day’s prior written notice thereof to the Buyer, designating the Purchased Mortgage Loans to be repurchased and the Repurchase Date. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Mortgage Loans.

5. Price Differential.

a. On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset, and unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment

Date. On the Price Differential Payment Date, Seller shall pay to Buyer the Price Differential for such Price Differential Payment Date, by wire transfer in immediately available funds.

b. If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York time) on the related Price Differential Payment Date, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the aggregate unpaid Price Differential at a rate per annum equal the Post Default Rate until the Price Differential is received in full by Buyer.

6. Margin Maintenance

a. If at any time the Market Value of any Purchased Mortgage Loan subject to a Transaction is less than Buyer’s Margin Amount for such Purchased Mortgage Loan (a “Margin Deficit”), then Buyer may by notice to Seller require Seller to transfer to Buyer cash having an aggregate Market Value at least equal to the Margin Deficit (such requirement, a “Margin Call”).

b. Notice delivered pursuant to Section 6(a) may be given by any written means. If any notice is given before 10:00 a.m. New York time on a Business Day the related Margin Call shall be satisfied no later than 5:00 p.m. New York time on the next succeeding Business Day; if notice is given after 10:00 a.m. New York time on a Business Day the related Margin Call shall be satisfied no later than 5:00 p.m. New York time on the second succeeding Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

7. Income Payments

a. If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be the property of Buyer. Notwithstanding the foregoing, and provided no Event of Default has occurred and is continuing, Buyer agrees that if a third-party Servicer is in place for any Purchased Mortgage Loans, such Servicer shall deposit such Income to the Collection Account. Seller shall deposit all Income received in its capacity as Servicer of any Purchased Mortgage Loans to the Collection Account in accordance with Section 12(c) hereof.

b. Provided no Event of Default has occurred and is continuing, on each Price Differential Payment Date, Seller shall remit to Buyer an amount equal to the Price Differential out of the interest portion of the Income paid in respect to the Purchased Mortgage Loans for the preceding month in accordance with Section 5 of this Agreement and Seller shall be entitled to retain any Income in excess of the Price Differential as its property.

c. In the event that an Event of Default has occurred and is continuing, notwithstanding any provision set forth herein, Seller shall remit to Buyer all Income received with respect to each Purchased Mortgage Loan on the related Price Differential Payment Date or on such other date or dates as Buyer notifies Seller in writing.

d. Notwithstanding any provision to the contrary in this Section 7, within two (2) Business Days of receipt by Seller of any prepayment of principal in full, with respect to a Purchased Mortgage Loan, Seller shall remit such amount to Buyer and Buyer shall immediately apply any such amount received by Buyer to reduce the amount of the Repurchase Price due upon termination of the related Transaction.

e. Notwithstanding anything to the contrary set forth herein (but subject to the right of the Seller to retain excess Income as provided in Section 7(b) above), upon notice by Buyer to Seller, Seller shall remit to Buyer all collections received by Servicer or Seller on the Purchased Mortgage Loans in accordance with Buyer’s directions no later than the day on which aggregate collections of principal and interest (excluding principal prepayments) on the Purchased Mortgaged Loans reaches an amount to be indicated by Buyer in its sole discretion.

8. Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Purchased Mortgage Loans, the Records, and all related servicing rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Mortgage Loans), any related Takeout Commitments, Property, all insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guarantee Certificates (if any), Income, the Collection Account, Interest Rate Protection Agreements, accounts (including any interest of Seller in escrow accounts) and any other contract rights, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Mortgage Loans (including, without limitation, any other accounts) or any interest in the Purchased Mortgage Loans, the servicing of the Purchased Mortgage Loans, and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Request for Certification and/or Trust Receipt and Certification, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

9. Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 00-410-341, for the account of CSFB Buyer/WMC Seller – Inbound Account, Deutsche Bank, ABA No. 021 001 033. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Mortgage Loans transferred by Seller to Buyer shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request. All Purchased Mortgage Loans shall be evidenced by a Trust Receipt and Certification. Any Repurchase Price received by Buyer after 2:00 p.m. New York City time shall be deemed received on the next succeeding Business Day.

10. Conditions Precedent

a. Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller and each other party thereto:

(1) Program Agreements. The Program Agreements (including a Custodial Agreement in a form acceptable to Buyer) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Repurchase Assets have been taken, including, without limitation, duly executed and filed Uniform Commercial Code financing statements on Form UCC-1.

(3) Organizational Documents. A certified copy of Seller’s charter, bylaws and corporate resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(4) Good Standing Certificate. A certified copy of a good standing certificate of Seller from its jurisdiction of incorporation, dated as of no earlier than the date 10 Business Days prior to the Effective Date with respect to the initial Transaction hereunder.

(5) Incumbency Certificate. An incumbency certificate of the corporate secretary of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request Transactions hereunder and to execute the Program Agreements.

(6) Opinion of Counsel. An opinion of Seller’s counsel, in form and substance substantially as set forth in Exhibit G attached hereto.

(7) Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines certified by an officer of Seller.

(8) Fees. Payment of any fees due to Buyer hereunder.

b. All Transactions. The obligation of Buyer to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1) Due Diligence Review. Without limiting the generality of Section 34 hereof, Buyer shall have completed, to its good-faith satisfaction, its due diligence review of the Mortgage Loans and Seller, and the Servicer.

(2) Required Documents.

(A) With respect to each Purchased Mortgage Loan which is not a Wet-Ink Mortgage Loan, the Mortgage File has been delivered to the Custodian (i) with respect to any purchase of 25 or fewer Mortgage Loans on a single Purchase Date, on or prior to 3 p.m. (Eastern Time) on the Purchase Date, and (ii) with respect to any purchase of 26 or more Mortgage Loans on a single Purchase Date, at least one (1) Business Day prior to the Purchase Date.

(B) With respect to each Wet Ink Mortgage Loan, the information required to be delivered pursuant to the Wet-Ink Procedures has been delivered to Buyer by 3 p.m. (Eastern time) on the Purchase Date.

(3) Transaction Documents. Buyer or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer in good-faith and (if applicable) duly executed:

(A) A Transaction Request delivered pursuant to Section 3(c) hereof.

(B) The Request for Certification and the related Mortgage Loan Schedule and Exception Report, and with respect to the initial Transaction, the Trust Receipt, each as defined in the Custodial Agreement.

(C) Such certificates, opinions of counsel or other documents as Buyer may reasonably request.

(4) No Default. No Default or Event of Default shall have occurred and be continuing.

(5) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any requirement of law or in the interpretation or administration of any requirement of law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions with a Pricing Rate based on LIBOR.

(6) Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7) Electronic Tracking Agreement. To the extent the Seller is selling Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(8) Wet-Ink Mortgage Loans. The Buyer shall not be required to purchase any Wet-Ink Mortgage Loans unless the required documents for each such Wet-Ink Mortgage Loan set forth in the Wet-Ink Procedures has been delivered to the Buyer.

(9) Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) Credit Suisse First Boston, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded below investment grade;

(B) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(C) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(D) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement.

11. Program

a. Seller shall reimburse Buyer for any of Buyer’s reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any servicer. Seller shall pay the reasonable fees and expenses of Buyer’s counsel in connection with the initial establishment of this facility. Legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay any ongoing fees and expenses under the Custodial Agreement, bank fees as set forth in Exhibit N hereto or other ongoing fees and expenses due any other Program Agreement.

b. If Buyer determines that, due to the introduction of, any change in, or the compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions, then Buyer shall provide the Seller with prompt notice when Buyer becomes aware of such increased costs and Seller agrees to pay to Buyer, from time to time, upon demand by Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by Buyer to compensate Buyer for such increased costs.

c. With respect to any Transaction, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof. In each such case, Seller hereby waives the right to dispute Buyer’s record of the terms of the Purchase Confirmation, request or other communication absent manifest error.

d. Notwithstanding the assignment of the Program Agreements with respect to each Purchased Mortgage Loan to Buyer, Seller agrees and covenants with Buyer (x) to enforce diligently Seller’s rights and remedies set forth in the Program Agreements and (y) to provide Buyer with prompt written notice of any Material Adverse Effect or event which, with the passage of time, is reasonably likely to become a Material Adverse Effect, by any party to any Program Agreement and of which Seller is aware.

e. Any payments made by Seller to Buyer shall be free and clear of, and without deduction or withholding for, any taxes; provided, however, that if Seller shall be required by law to deduct or withhold any taxes from any sums payable to Buyer, then Seller shall (A) make such deductions or withholdings and pay such amounts to the relevant authority in accordance with applicable law, (B) pay to Buyer the sum that would have been payable had such deduction or withholding not been made, and (C) without duplication, at the time the Price Differential is paid, pay to Buyer all additional amounts as specified by Buyer to preserve the after-tax yield Buyer would have received if such tax had not been imposed.

12. Servicing

a. Seller, on Buyer’s behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans owned or managed by it, as is proper and prudent in the mortgage servicing business, and in accordance with all applicable industry standards. The Servicer shall be required to (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Mortgage Loans or any payment thereunder. Buyer may terminate the servicing of any Mortgage Loan with the then-existing servicer in accordance with Section 12(d) hereof.

b. Seller shall cause the Servicer to hold or cause to be held all escrow funds collected by Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected. Seller shall cause the Servicer to deposit all collections received by Servicer on the Purchased Mortgage Loans in the Collection Account no later than five (5) Business Days after receipt thereof; provided however that any amounts which are required to be remitted to Buyer shall be deposited in the Collection Account on or prior to the day on which such remittance is to occur.

c. Seller shall provide promptly to Buyer (i) a letter addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, in form and substance reasonably satisfactory to Buyer, advising such Servicer of such matters as Buyer may reasonably request, and/or (ii) a recognition agreement executed by the Servicer of the related Purchased Mortgage Loans, in form and substance reasonably satisfactory to Buyer, in which the Servicer recognizes the interest of Buyer and agrees to follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto.

d. Upon the occurrence of an event of default by Servicer under the Servicing Agreement, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans under the Servicing Agreement without payment of any penalty or termination fee. Seller and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

e. If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller by contract for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer.

13. Representations; Warranties and Covenants

a. Seller represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction that:

(1) Seller Existence. Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California.

(2) Licenses. Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect. Seller has the requisite power and authority and legal right to originate mortgage loans (to the extent applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement and any Transaction Request or Purchase Confirmation.

(3) Power. Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(4) Due Authorization. This Agreement, any Transaction Request, Purchase Confirmation and the Program Agreements have been (or, in the case of Program Agreements or any Transaction Request or Purchase Confirmation not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5) Financial Statements. The Seller has heretofore furnished to Buyer a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Seller ended December 31, 2000 and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of KPMG LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated

Subsidiaries for the quarterly fiscal periods of the Seller ended March 31, 2001, and June 30, 2001 and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2000, there has been no material adverse change in the consolidated business, operations or financial condition of the Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) is reasonably likely to result in any such material adverse change. The Seller has, on the date of the statements delivered pursuant to this section (the “Statement Date”) no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

(6) Event of Default. There exists no “event of default” as described in Section 14(b) hereof, which default gives rise to a right to accelerate indebtedness of Seller as referenced in Section 14(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money by Seller or to the repurchase of mortgage loans or securities by Seller.

(7) Solvency. Seller is solvent and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidate, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Mortgage Loans to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Mortgage Loans. Seller is not transferring any Purchased Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

(8) No Conflicts. The execution, delivery and performance by Seller of this Agreement, any Transaction Request or Purchase Confirmation hereunder and the Program Agreements (i) do not conflict with any term or provision of the certificate of incorporation or by-laws of Seller or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, which conflict is reasonably likely to have a Material Adverse Effect and (ii) will not result in any violation of any mortgage, instrument, agreement or repurchase agreement to which Seller is a party.

(9) True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller, any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, or any Affiliate or officer thereof, or the negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading.

(10) Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of this Agreement, any Transaction Request, Purchase Confirmation and the Program Agreements.

(11) Litigation. There is no action, proceeding or investigation pending with respect to which Seller has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, any Transaction Request, Purchase Confirmation or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request, Purchase Confirmation or any Program Agreement, (C) makes a claim in an amount greater than $1,000,000 or claims in an aggregate amount greater than $3,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request, Purchase Confirmation or any Program Agreement.

(12) Ownership. Upon the filing of the financing statements and delivery of the Mortgage Files to the Custodian and the Custodian’s receipt of the related Request for Certification, Buyer shall become the sole owner of the Repurchase Assets, free and clear of all liens and encumbrances.

(13) Underwriting Guidelines. The Underwriting Guidelines provided to Buyer are the Underwriting Guidelines of Seller in effect as of the Effective Date.

(14) Taxes. WMC Finance Co. has filed all Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of WMC Finance Co. in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.

(15) Investment Company. Neither the Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(16) Chief Executive Office; Jurisdiction of Organization. On the Effective Date, and during the four months immediately preceding the Effective Date, Seller’s chief executive office, is, and has been, located at 6320 Canoga Ave., Woodland Hills, CA 91367. Seller has no trade name. During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, other than Weyerhaeuser Mortgage Company and American Loan Centers, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(17) Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Repurchase Assets is its chief executive office.

(18) Consolidated Tangible Net Worth. On the Effective Date, Seller’s Consolidated Tangible Net Worth is not less than $40 million.

(19) ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(20) Adverse Selection. Seller has not selected the Purchased Mortgage Loans in a manner so as to adversely affect Buyer’s interests.

(21) Agreements. Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely effecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13(a)(5) hereof. Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole. No holder of any outstanding indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

(22) Other Credit Facilities. Seller hereby represents and warrants that all credit facilities of Seller which are in effect as of the Effective Date are listed on Exhibit K (the “Existing Credit Facilities”) hereto.

(23) Agency Approvals. With respect to each Agency Security and to the extent necessary, Seller is an FHA Approved Mortgagee and a VA Approved Lender. Seller is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Seller in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Takeout Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

b. Upon discovery by Seller or Buyer of any breach of any of the representations, warranties or covenants set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Buyer has the right to require, in its unreviewable discretion, Seller to repurchase within 1 Business Day after receipt of notice from Buyer any Purchased Mortgage Loan (i) which breaches one or more of the representations, warranties or covenants listed in Section 13(b) or Section 13(c) preceding or (ii) which is determined by Buyer, in its reasonable discretion, to be unacceptable for inclusion in a securitization transaction.

c. With respect to every Purchased Mortgage Loan, Seller represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule I is true and correct in all material respects.

d. The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Mortgage Loans to Buyer and shall continue for so long as the Purchased Mortgage Loans are subject to this Agreement.

e. Seller covenants with Buyer that, during the term of this facility:

(1) Consolidated Tangible Net Worth. For each fiscal quarter commencing after December 31, 2000, Seller shall maintain a Consolidated Tangible Net Worth of at least $40,000,000.

(2) Non-Warehouse Debt to Consolidated Tangible Net Worth Ratio. For each fiscal quarter commencing after December 31, 2000, Seller’s ratio of Indebtedness (excluding warehouse indebtedness as set forth on the Seller’s financial statements) to Consolidated Tangible Net Worth shall not exceed 2:1.

(3) Total Indebtedness to Consolidated Tangible Net Worth Ratio. For each fiscal quarter commencing after December 31, 2000, Seller’s leverage ratio of total Indebtedness to Consolidated Tangible Net Worth shall not exceed 12:1.

(4) Interest Coverage Ratio. For each fiscal quarter commencing after June 30, 2001, the ratio of Seller’s Consolidated EBITDA to Seller’s Consolidated Interest Expenses shall not be less than 1.05:1.

(5) Maintenance of Profitability. For each fiscal quarter commencing after June 30, 2001, Net Income of Seller (excluding for purposes of this covenant, any amounts with respect to WMC Residco Inc.) before income taxes and distributions shall not be less than $1.00.

(6) Litigation. Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an amount greater than $1,000,000 or claims in an aggregate amount greater than $3,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iv) requires filing with the Office of the Comptroller of the Currency in accordance with its regulations.

(7) Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

(8) Servicer. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Agreement.

(9) Insurance. Seller, or its Affiliates, will continue to maintain, for Seller and its subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount of at least $5 million.

(10) No Adverse Claims. Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Buyer in and to all Repurchase Assets against all adverse claims and demands.

(11) Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements or a Takeout Commitment), any of the Purchased Mortgage Loans or any interest therein, provided that this Section shall not prevent any transfer of Purchased Mortgage Loans in accordance with the Program Agreements.

(12) Security Interest. Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. Seller shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Program Agreements.

(13) Mortgage File. Seller shall acquire, and Seller or Servicer of the Purchased Mortgage Loans shall build, maintain and have available, a complete file for each Purchased Mortgage Loan in accordance with lending and servicing industry custom and practice for assets similar to the Purchased Mortgage Loans. Seller or the Servicer of the Purchased Mortgage Loans will maintain all such Records not in the possession of Custodian in good and complete condition and preserve them against loss in accordance with industry practices for assets similar to the Purchased Mortgage Loans.

(14) Records.

a. Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Mortgage Loans in accordance with industry custom and practice for assets similar to the Purchased Mortgage Loans, including those maintained pursuant to the preceding subparagraph. To the extent in the Custodian’s possession, Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan or as otherwise permitted herein or in the Custodial Agreement, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.

b. For so long as Buyer has an interest in or lien on any Purchased Mortgage Loan, Seller will hold or cause to be held all related Records which have not been delivered to Custodian in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens granted hereby.

c. Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer and permit Custodian or Buyer during normal business hours to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

(15) Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Mortgage Loans to Buyer.

(16) Approvals. Seller shall maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business in accordance with applicable law.

(17) Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

(18) Underwriting Guidelines. Without the prior written consent of Buyer, Seller shall not materially amend or otherwise modify the Underwriting Guidelines. Without limiting the foregoing, in the event that Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Buyer a complete copy of the amended or modified Underwriting Guidelines.

(19) Distributions. If an Event of Default has occurred and is occurring, Seller shall not pay any dividends with respect to any of its capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, however, that nothing contained herein shall restrict Seller’s right to declare and pay dividends or make distributions to WMC Finance Co. (A) for the purpose of compensating its officers and other employees; provided that so long as there shall be an Event of Default in existence, such amount shall not exceed

$1,500,000 during any consecutive twelve (12) month period (or that portion of such amount equal to the pro rata portion of such twelve (12) month period during which such Event of Default shall exist and be continuing), or (B) for the purpose of paying that portion of taxes due and payable to WMC Finance Co. on account of the business activities of WMC Finance Co. and its consolidated Subsidiaries reasonably allocable to the business activities of Seller and its consolidated Subsidiaries;

(20) Applicable Law. Seller shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority except where any failure to so comply would not be reasonably likely to result in an Material Adverse Effect.

(21) Existence. Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises.

(22) Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13(a)(16) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(16) unless it shall have provided Buyer 30 days’ prior written notice of such change.

(23) Taxes. Seller shall pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

(24) Transactions with Affiliates. Seller will not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not prohibited under the Program Agreements, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

(25) Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Seller do not exceed $2,000,000.

(26) Hedging. Seller shall enter into Interest Rate Protection Agreements with respect to the Conforming Mortgage Loans, having terms with respect to protection against fluctuations in interest rates acceptable to Buyer in its sole discretion.

(27) Agency Approvals; Servicing. To the extent necessary, the Seller shall maintain its status with Fannie Mae and Ginnie Mae as an approved lender and Freddie Mac as an approved seller/servicer, in each case in good standing. The Seller shall service all Purchased Mortgage Loans which are Committed Mortgage Loans in accordance with the applicable Agency guide. Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency or to HUD, FHA or VA be required, such Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, the Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

(28) Takeout Payments. With respect to each Committed Mortgage Loan, the Seller shall arrange that all payments under the related Takeout Commitment shall be paid directly to the Buyer at the account set forth in Section 9 hereof, or to an account approved by the Buyer in writing prior to such payment. With respect to any Agency Takeout Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Buyer’s wire instructions or the Buyer has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, is identical to the Payee Number that has been identified by Buyer in writing as Buyer’s Payee Number or the Buyer has approved the related Payee Number in writing in its sole discretion; With respect to any Takeout Commitment with an Agency, the applicable agency documents list Buyer as sole subscriber unless subject to an intercreditor agreement in form and substance acceptable to the Buyer.

(29) Mortgage Loan Purchase Agreement. Without the prior written consent of the Buyer, the Seller will not amend that certain Mortgage Loan Purchase Agreement, dated as of September 1, 1998 by and between the Seller and WMC Secured Assets Corp.

14. Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a. Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Price Differential Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing indebtedness of Seller to Buyer or to any affiliate of Buyer, or (ii) cure any Margin Deficit pursuant to Section 6 hereof.

b. Cross Default. (i) Seller or any of Seller’s Default Affiliates shall be in default under (i) any one or more Indebtedness of Seller or of such Default Affiliate which has, in any one instance, or in the aggregate, an outstanding principal balance (or equivalent) in excess of $5,000,000, which default or defaults (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract to which Seller or such Default Affiliate is a party which has, in any one instance, or in the aggregate, an outstanding principal balance (or equivalent) in excess of $5,000,000, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

c. Assignment. Assignment or attempted assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Mortgage Loans to any person other than Buyer.

d. Insolvency. An Act of Insolvency shall have occurred with respect to Seller or any Affiliate.

e. Material Adverse Change. Any (i) material adverse change in the Property, business or financial condition of Seller or any of its Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or (ii) other condition shall exist which, in Buyer’s sole good faith discretion, in the case of this clause (ii), constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.

f. Breach of Financial Representation or Covenant. A material breach by Seller of any of the representations, warranties or covenants set forth in Sections 13(a)(1), 13(a)(6), 13(a)(7), 13(a)(18), 13(a)(22), 13(d)(1), 13(d)(2), 13(d)(3), 13(d)(4), 13(d)(5), 13(d)(7), 13(d)(17) or 13(d)(25) of this Agreement.

g. Breach of Non-Financial Representation or Covenant. A breach by Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 14(f) above) which breach is not cured within ten (10) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value and the obligation to repurchase such Mortgage Loan; unless (i) Seller shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by Buyer to be materially false or misleading on a regular basis).

h. Change in Control. The occurrence of a Change in Control.

i. Failure to Transfer. Seller fails to transfer the Purchased Mortgage Loans to Buyer on the applicable Purchase Date (provided Buyer has tendered the related Purchase Price).

j. Judgment. A final judgment or judgments for the payment of money in excess of in any one instance, $1,000,000, or in an aggregate amount greater than $3,000,000 shall be rendered against the Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.

k. Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, or any Affiliate, or shall have taken any action to displace the management of Seller or any Affiliate or to curtail its authority in the conduct of the business of Seller or any Affiliate, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or Affiliate as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this Section 14(k) shall not have been discontinued or stayed within 30 days.

l. Inability to Perform. An officer of Seller shall admit its inability to, or its intention not to, perform any of Seller’s Obligations hereunder.

m. Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any material portion of the Purchased Mortgage Loans or Repurchase Assets purported to be covered hereby.

n. Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

15. Remedies Upon Default

In the event that an Event of Default shall have occurred:

a. Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to Seller of the exercise of such option as promptly as practicable.

b. If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder as provided in Section 15(e) below, and (iii) Seller shall immediately deliver to Buyer any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control.

c. Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all files of Seller relating to the Repurchase Assets and all documents relating to the Repurchase Assets (including without limitation, any legal, credit or servicing files with respect to the Repurchase Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Repurchase Assets held by Custodian, Buyer shall present to Custodian a Trust Receipt and Certification. Buyer shall be entitled to specific performance of all agreements of Seller contained in this Agreement.

d. Buyer shall have the right to direct all servicers then servicing any Purchased Mortgage Loans to segregate all amounts collected on account of such Purchased Mortgage Loans, hold them in trust for the sole and exclusive benefit of the Buyer, and remit such collections in accordance with the Buyer’s written instructions, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing any Purchased Mortgage Loans with or without cause; provided that if the Servicer is not Seller or an Affiliate of Seller, such Servicer may only be terminated for cause. In addition, Buyer shall have the right to immediately sell the Purchased Mortgage Loans. Such disposition of Purchased Mortgage Loans may be, at Buyer’s option, on either a servicing-released or a servicing-retained basis. Buyer shall be entitled to place the Purchased Mortgage Loans in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price.

e. Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of (i) the Purchased Mortgage Loans to the

Repurchase Prices hereunder or (ii) collateral financed under other facilities provided by Buyer to Seller in the following order of priority:

(1) the Repurchase Price with respect to the liquidated Purchased Mortgage Loan,

(2) the Repurchase Price with respect to any other Transactions outstanding hereunder, and all other amounts owed by Seller to Buyer hereunder,

(3) any amounts owed by Seller to Buyer under any other facilities or arrangements provided by Buyer to Seller; and

(4) any remaining amounts to Seller.

f. Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all reasonable fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g. To the extent permitted by applicable law, Seller shall be liable to Buyer for interest at the Post-Default Rate on any past due amounts owing by Seller hereunder, from the date that the Event of Default occurs until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder.

h. Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

i. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

j. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

16. Reports

a. Notices. Seller shall furnish to Buyer (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders, (y) immediately, notice of the occurrence of any “Event of Default” hereunder or default or breach by Seller of any obligation under any Program Agreement or any material contracts or agreements of Seller or of any situation or the occurrence or existence of any event or circumstance which Seller, with the passage of time, reasonably expects to develop into an “Event of Default” hereunder or such a default or breach and (z) the following:

(1) as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its good faith discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3) such other prepared statements that Buyer may reasonably request;

(4) if applicable, copies of any 10-Ks, 10-Qs, registration statements and other SEC filings (other than 8-Ks) which Seller or any Affiliate of Seller is required to file with the SEC in accordance with the 1934 Act or any rules thereunder, within 5 Business Days of their filing with the SEC; provided, that, Seller will provide Buyer and Credit Suisse First Boston Corporation with a copy of the annual 10-K filed with the SEC by Seller or its affiliates, no later than 90 days after the end of the year.

(5) from time to time such other information regarding the financial condition, operations, or business of the Seller as Buyer may reasonably request;

(6) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Seller knows, or with respect to any Plan or Multiemployer Plan to which the Seller or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Seller setting forth details respecting such event or condition and the action, if any, that the Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Seller or an ERISA Affiliate with respect to such event or condition):

(A) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

(B) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Seller or an ERISA Affiliate to terminate any Plan;

(C) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Seller or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

(D) the complete or partial withdrawal from a Multiemployer Plan by the Seller or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) that would have a Material Adverse Effect or the receipt by the Seller or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

(E) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Seller or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within thirty (30) days; and

(F) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Seller or an ERISA Affiliate fails to provide timely security to such Plan in accordance with the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA.

b. Seller shall promptly inform Buyer in writing of any of the following:

(A) any change in the insurance coverage required of Seller, or any other Person pursuant to any Program Agreement, with copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of Seller;

(C) the occurrence of any material employment dispute and a description of the strategy for resolving it;

(D) with respect to any Purchased Mortgage Loan, promptly upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the value of such Mortgage Loan;

(E) the termination or suspension of Seller as a seller of mortgage loans by any Take-out Investor;

(F) any material issues raised upon any examination of Seller or Seller’s facilities by any governmental authority or Fannie Mae or Freddie Mac;

(G) promptly upon receipt of notice or knowledge of (i) any default related to any Repurchase Asset, (ii) any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Repurchase Assets, and

(H) any event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller.

c. Officer’s Certificate. As soon as available and in any event within thirty (30) calendar days after the end of each calendar quarter and in conjunction with the delivery of each of the financial statements to be delivered by Seller pursuant to this Section 16 for such calendar quarter, Seller shall deliver to Buyer a certificate of a Responsible Officer of the Seller, in the form of Exhibit D hereto certifying that, as of the date of such financial statements and as of the date of such certificates, Seller is in compliance with all the terms of this Agreement and setting forth the basis for such compliance, including the calculation of each financial ratio and covenant required to be satisfied herein and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Seller has taken or proposes to take with respect thereto).

d. Mortgage Loan Reports. Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, delinquency reports.

e. Servicing Tape. Seller shall provide to Buyer, electronically, in a format mutually acceptable to Buyer and Seller, an Asset Tape by no later than the Reporting Date.

f. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement.

17. Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Mortgage Loans with a counterparty of Buyer’s choice. No such transaction shall relieve Buyer of its obligations to transfer Purchased Mortgage Loans to Seller pursuant to Section 4 or 6 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Mortgage Loans or otherwise pledges or hypothecates any of the Purchased Mortgage Loans, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Mortgage Loans that are subject to such repurchase transaction; provided, however, that the parties hereto acknowledge and agree that each Purchased Mortgage Loan is identified and unique and nothing in this Agreement should limit or reduce Buyer’s obligation to deliver the Purchased Mortgage Loans to Seller as and when provided herein.

18. Single Agreement

Buyer and Seller acknowledge that, and have entered hereunto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all

Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

19. Notices and Other Communications

Any and all notices (with the exception of Transaction Requests or Purchase Confirmations, which shall be delivered via facsimile only), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

If to Seller:

WMC Mortgage Corp.

6320 Canoga Avenue

Woodland Hills, CA 91367

Attention: David Trzcinski

Phone Number: (818) 592-2530

Fax Number: (818) 712-2822

with a copy to:

WMC Mortgage Corp.

6320 Canoga Avenue

Woodland Hills, CA 91367

Attention: George M. Eshaghian, Esq.

Phone Number: (818) 592-2626

Fax Number: (818) 592-2605

If to Buyer:

For Transaction Requests and Purchase Confirmations:

Credit Suisse First Boston Mortgage Capital LLC

302 Carnegie Center, 2nd Floor

Princeton, NJ 08540

Attention: Kelly Phinney

Phone Number: 609-627-5053

Fax Number: 609-627-5080

For all other Notices:

Credit Suisse First Boston Mortgage Capital LLC

302 Carnegie Center, 2nd Floor

Princeton, NJ 08540

Attention:  Gary Timmerman

                    Terry Farley

Phone Number: 609-627-5026

Fax Number: 609-627-5011

with a copy to:

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Legal Department

Gabriella Morizio

Telephone: 212-325-9646

Fax: 212-325-9646

Colleen Graham

Telephone: 212-325-7951

Fax: 212-325-8282

20. Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

21. Non assignability; Extension of Termination Date

a. The Program Agreements are not assignable by Seller without the consent of Buyer. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements; provided, however that Buyer shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which assumes the obligations of Buyer or (ii) to another Person approved by Seller (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Agreements. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller if such prospective assignee agrees to be bound by the provisions of Section 30 hereof.

b. At the request of the Seller made at least 45 days prior to the then current Termination Date, the Buyer may in its sole discretion extend the Termination Date for a period of one additional year or such other period to be determined by Buyer in its sole discretion and subject to Buyer’s satisfaction with the results of its due diligence review by giving written notice of such extension to the Seller. In connection with the foregoing, Buyer shall have the right to conduct an on site due diligence review (including corporate and/or loan file and appraisal due diligence) and an analysis of Seller’s financial operating performance, including obtaining broker price opinions on a representative sample of Mortgage Loans as determined by Buyer in its sole discretion. Seller shall be responsible for payment of the expenses of such due diligence. Any extension shall commence on the Price Differential Payment Date following the date on which Buyer has given notice of Buyer’s approval to the Seller. Any failure by the Lender to deliver such notice of extension shall be deemed to be the Buyer’s determination not to extend the then current Termination Date.

22. Set-off

In addition to any rights and remedies of Buyer provided by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Buyer or any branch or agency thereof to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

23. Binding Effect; Governing Law; Jurisdiction

a. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

b. BUYER AND SELLER HEREBY WAIVE TRIAL BY JURY. BUYER AND SELLER HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. BUYER AND SELLER HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

24. No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a) hereof will not constitute a waiver of any right to do so at a later date.

25. Intent

a. The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

b. It is understood that either party’s right to liquidate Purchased Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 15 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

26. Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a. in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b. in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c. in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

27. Power of Attorney

Seller hereby authorizes Buyer, at Seller’s expense, to file such financing statement or statements relating to the Repurchase Assets without Seller’s signature thereon as Buyer at its option may deem appropriate, and appoints Buyer as Seller’s agent and attorney-in-fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder.

28. Indemnification; Obligations

a. Seller agrees to hold Buyer and each of its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, Purchase Confirmation, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, Purchase Confirmation and any Program Agreement, including without limitation the reasonable fees and disbursements of counsel. Seller’s agreements in this Section 28 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Mortgage Loans. Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b. Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 21 or for any other reason, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.

c. Without limiting the provisions of Section 28(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.

29. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

30. Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, shall be held by each of the parties hereto in strict confidence and shall not be disclosed to any third party except for (i) disclosure to either party’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iii) disclosure in connection with the enforcement of any of the provisions of this Agreement or (iv) the extent to which this Agreement is in the public domain other than due to a breach of this Section.

31. Recording of Communications

Buyer and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

32. Structure Fee

Seller shall pay to Buyer in immediately available funds a non-refundable fee due and owing upon closing and payable in arrears no later than 2 Business Days after the end of each calendar quarter, in the amount set forth in the fee schedule attached hereto as Annex II; provided, however, that such fee may be rebated, in whole or in part, in accordance with the rebate schedule set forth therein, in consideration for underwriting fees received by Credit Suisse First Boston Corporation for participating as a co-manager or lead manager in any securitization transaction sponsored by Seller. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer. In connection with any extension of the Termination Date pursuant to Section 21(b), the Seller shall pay to the Buyer a supplemental structure fee to be agreed upon by the Buyer and the Seller at the time of such extension. In connection with any failure to enter into Transactions solely as a result of any of the events listed in Section 10(b)(9), Buyer shall rebate to Seller a pro-rata share of any fees paid by Seller in accordance with this Section based upon the number of days from the date on which Buyer has ceased entering into Transactions hereunder up to but not including the earlier to occur of the Buyer recommencing such Transactions and the Termination Date.

33. Non-Utilization Fee

No later than the 10th calendar day of each calendar month (or if such 10th calendar day is not a Business Day, the immediately preceding Business Day), Seller shall pay to Buyer a non-refundable fee for the preceding calendar month calculated in accordance with the formula set forth in the schedule attached hereto as Annex III. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer. Upon any failure to enter into Transactions solely as a result of any of the events listed in Section 10(b)(9), no fee payable by Seller in accordance with this Section attributable to the period commencing on the date on which Buyer has ceased entering into Transactions hereunder up to but not including the earlier to occur of the Buyer recommencing such Transactions and the Termination Date shall be due hereunder.

34. Periodic Due Diligence Review

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day’s) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or the Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including without limitation ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 34 (“Due Diligence Costs”) after the Effective Date.

[Signature Page Follows]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

By:	/s/ Karin S. Roberts

Title:	Vice President

Date:

WMC MORTGAGE CORP.

By:	/s/ David Trzcinski

Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:	August , 2001

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED

MORTGAGE LOANS

With respect to those representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller or the Buyer that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty subject to the limitations set forth in Section 14(g) of the Agreement.

(a) Payments Current. Except with respect to each Non-Performing Mortgage Loan and Delinquent Mortgage Loan, all payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. Except with respect to each Non-Performing Mortgage Loan and Delinquent Mortgage Loan, no payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan. Except with respect to each Non-Performing and Delinquent Mortgage Loan which was the subject of a Transaction hereunder on the Due Date of the first Monthly Payment, the first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(b) No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due, owing and payable have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

(c) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any material respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

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(d) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(e) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines, against risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, or (iv) the maximum amount allowed by law, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan and, with respect to any second lien Mortgage Loan, the outstanding principal balance of the prior mortgage loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Seller, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by Seller. All premiums currently due and payable on such hazard insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding

Schedule 1-2

effect of either. No unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.

(f) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.

(g) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.

(h) Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no residence or dwelling is (i) a mobile home or (ii) a Manufactured Home unless such Manufactured Home is (x) permanently affixed to the Mortgaged Property, (y) considered real estate under applicable local law and (z) conforms to all Fannie Mae requirements. No portion of the Mortgaged Property is used for commercial purposes (except for home offices).

(i) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Mortgage Loan, first priority lien and first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

a. the lien of current real property taxes and assessments not yet due and payable;

b. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the

Schedule 1-3

originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

c. in the case of a Second Lien Mortgage Loan, the lien of the first mortgage; and

d. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first or second lien and first or second priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer.

(j) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. To the best of Seller’s knowledge, no fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. Seller or Servicer has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Seller’s knowledge, except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; tax segregation, where required, has been completed.

(k) Full Disbursement of Proceeds. There is no further requirement for future advances under the Mortgage Loan, and, except for completion escrows as set forth on line 442 of the related HUD-1 statement, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(l) Ownership. Seller has full right to sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and

Schedule 1-4

following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(m) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(n) Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA Mortgagee’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Seller, its successors and assigns, as to the first or second priority lien of the Mortgage, as applicable in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (a) through (d) and, with respect to Second Lien Mortgage Loans, clause (e) of paragraph (i) of this Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and monthly payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such mortgagee title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller and its successors and assigns, are the sole insureds of such mortgagee title insurance policy, and such mortgagee title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgagee title insurance policy, and no prior holder or servicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy.

(o) No Defaults. To the best of Seller’s knowledge, other than a payment default or with respect to an Exception Loan, there is no material default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and Seller has not waived any default, breach, violation or event of acceleration.

Schedule 1-5

(p) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage unless insured over.

(q) Location of Improvements; No Encroachments. To Seller’s knowledge, all material improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property. To Seller’s knowledge, as of the date of origination, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation in any material respect.

(r) Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than 60 days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than 30 years from commencement of amortization.

(s) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage Loan is on forms acceptable to Freddie Mac or Fannie Mae.

(t) Occupancy of the Mortgaged Property. To Seller’s knowledge, as of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law. To Seller’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance

Schedule 1-6

with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.

(u) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

(v) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(w) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(x) Due-On-Sale. Subject to any limitations of applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(y) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(z) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as the case may be, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(aa) No Condemnation Proceeding. There have not been any condemnation proceedings with respect to the Mortgaged Property and Seller has no knowledge of any such proceedings.

(bb) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan

Schedule 1-7

and Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, (other than with respect to each Second Lien Mortgage Loan and for which the mortgagee under the first lien is collecting Escrow Payments) all such payments are in the possession of, or under the control of, Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(cc) Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

(dd) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Seller or by any officer, director, or employee of Seller or any designee of Seller or any corporation in which Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ee) Soldiers’ and Sailors’ Civil Relief Act. The Mortgagor has not notified Seller, and Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940.

(ff) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

(gg) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and Seller maintains such statement in the Mortgage File.

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(hh) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(ii) No Defense to Insurance Coverage. To the best of Seller’s knowledge, no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(jj) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(kk) No Equity Participation. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(ll) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to Seller or any Affiliate or correspondent of Seller.

(mm) Origination Date. The origination date is no earlier than sixty (60) days prior to the related Purchase Date.

(nn) No Exception. The Custodian has not noted any material exceptions on an Exception Report (as defined in the Custodial Agreement) with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan.

(oo) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(pp) Documents Genuine. Such Purchased Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine. Such Purchased Mortgage Loan is a “closed” loan fully funded by Seller and held in Seller’s name.

(qq) Description. Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian and Buyer.

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(rr) Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(ss) Underwriting Guidelines. Each Purchased Mortgage Loan has been originated or acquired by Seller in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Buyer.

(tt) Aging. Such Purchased Mortgage Loan has not been held by the Custodian on behalf of Buyer (either in its capacity as Buyer hereunder or as a secured lender) for more than 180 days.

(uu) BPOs. With respect to any Non-Performing Mortgage Loan that is 90 days or more delinquent in payment, Seller shall deliver a current broker’s price opinion on the 90th day of delinquency and every 6 months thereafter.

(vv) Committed Mortgage Loans. Each Committed Mortgage Loan is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment (taking into consideration mortgage loans which have been purchased by the respective Take-out Investor under the Take-out Commitment and mortgage loan which Seller has identified to Buyer as covered by such Take-out Commitment) and conforms to the requirements and the specifications set forth in such Take-out Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Take-out Investor and is eligible for sale to and insurance or guaranty by, respectively the applicable Take-out Investor and applicable insurer.

Each Takeout Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(ww) Primary Mortgage Guaranty Insurance. If required under Underwriting Guidelines, each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required where applicable, and by an insurer approved, by the applicable Take-out Investor, if applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Each Mortgage Loan which is represented to Buyer to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by Seller to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to

Schedule 1-10

each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

(xx) High Cost Mortgage Loans. The related Mortgagor has been provided with all disclosure materials required by Section 226.32 of the Federal Reserve Board Regulation Z with respect to any Mortgage Loans subject to such Section of the Federal Reserve Board Regulation Z and has complied with the requirements of any federal, state or local law with respect to ‘high cost’, ‘threshold’ or ‘predatory’ loans.

(yy) Manufactured Home Loans. In the case of any Manufactured Home Loan, (i) such Manufactured Home Loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, and (v) such Manufactured Home Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Code and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code.

Schedule 1-11

Annex I

Buyer Acting as Agent

This Annex I forms a part of the Master Repurchase Agreement dated as of August 17, 2001 (the “Agreement”) between Credit Suisse First Boston Mortgage Capital LLC and WMC Mortgage Corp. This Annex I sets forth the terms and conditions governing all transactions in which a party selling assets or buying assets, as the case may be (“Agent”), in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

1. Additional Representations. Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Seller or Buyer, as the case may be, under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2. Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the close of business on the next Business Day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next Business Day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Repurchase Assets or portion of the Purchase Price, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any portion of the Purchase Price or Repurchase Assets, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one business day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any Price Differential or other amounts that would have been payable to it with respect to such performance if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such information regarding the financial status of such Principals as the other party may reasonably request.

3. Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex I, are true and correct in

A-I-1

all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex I, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4. Multiple Principals.

(a)	In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of separate Principals.

(b)	In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Section 2(b) of this Annex I, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall be determined on a Transaction-by-Transaction basis (unless the parties agree to determine such obligations on a Principal-by-Principal basis); and (iv) Buyer’s and Seller’s remedies under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.

(c)	In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Section 2(b) of this Annex I need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance obligations of Seller under Section 6(a) of the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) Buyer’s and Seller’s remedies upon the occurrence of an Event of Default shall be determined as if all Principals were a single Seller or Buyer, as the case may be.

(d)	Notwithstanding any other provision of the Agreement (including, without limitation, this Annex I), the parties agree that any Transactions by Agent

A-I-2

on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Section 4(b) of this Annex I (and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis).

5. Interpretation of Terms. All references to “Seller” or “Buyer”, as the case may be, in the Agreement shall, subject to the provisions of this Annex I (including, among other provisions, the limitations on Agent’s liability in Section 3 of this Annex I), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “Seller” or “Buyer”, as the case may be, directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of Seller’s obligations to Buyer or Buyer’s obligations to Seller, as the case may be, and for receipt of performance by Buyer of its obligations to Seller or Seller of its obligations to Buyer, as the case may be, in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly.

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Annex II

Structure Fee Schedule

The Structure Fee shall be an amount equal to the product of (x) 0.10% per annum and (y) the Maximum Aggregate Purchase Price, payable quarterly in arrears.

A-II-1

Annex III

Non-Utilization Fee Formula

The Non-Utilization Fee for each calendar month shall be an amount equal to the product of (x) 0.125% per annum and (y) the excess of (I) $75,000,000 over (II) the average daily balance of the Purchased Mortgage Loans during such calendar month.

A-III-1

EXHIBITS TO MASTER REPURCHASE AGREEMENT

A.	Form of Transaction Request

B.	Form of Purchase Confirmation

C.	Form of Mortgage Loan Schedule

D.	Officer’s Compliance Certificate

E.	Reserved

F.	Form of Opinion of Seller’s counsel

G.	Underwriting Guidelines

H.	Authorized Signatories of Seller

I.	Corporate Resolutions of Seller

J.	Seller’s Tax Identification Number

K.	Existing Credit Facilities

L.	Wet Ink Procedures

M.	Intentionally Omitted

N.	Custodial and Bank Fee Schedule

O.	Form of Servicer Notice

EXHIBIT A

FORM OF TRANSACTION REQUEST

[Date]

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Attention:

Re:	Master Repurchase Agreement dated as of , 200 (the “Master Repurchase Agreement”) by and among WMC Mortgage Corp. and Credit Suisse First Boston Mortgage Capital LLC

WMC Mortgage Corp. hereby requests that Credit Suisse First Boston Mortgage Capital LLC (“CSFBMCL”) enter into a Transaction with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto on Attachment 1 and as set forth below, pursuant to the Master Repurchase Agreement.

TOTAL NUMBER OF MORTGAGE LOANS	Mortgage Loans – (See Mortgage Loan Schedule)

ORIGINAL PRINCIPAL AMOUNT OF MORTGAGE LOANS:	$

CURRENT PRINCIPAL AMOUNT OF MORTGAGE LOANS:	$

PROPOSED PURCHASE PRICE:	$

AGGREGATE PURCHASE PRICE:	$

PROPOSED PURCHASE DATE:

The Master Repurchase Agreement is incorporated by reference into this Transaction Request and is made a part hereof as if it were fully set forth herein. (All capitalized terms used herein but not defined herein shall have the meanings specified in the Master Repurchase Agreement.)

WMC MORTGAGE CORP.

By:
Name:
Title:

[wire instructions]

A-1

EXHIBIT B

FORM OF PURCHASE CONFIRMATION

[Date]

WMC Mortgage Corp.

6320 Canoga Avenue

Woodland Hills, CA 91367

Attention: Anthony Miguel

Credit Suisse First Boston Mortgage Capital LLC (“CSFBMCL”) is pleased to confirm your sale and our purchase of the Mortgage Loans described below and on the attached Mortgage Loan Schedule pursuant to the Master Repurchase Agreement dated as of                          , 200   (the “Master Repurchase Agreement”) by and among WMC Mortgage Corp. and Credit Suisse First Boston Mortgage Capital LLC under the following terms and conditions:

Market Value	$

Current Principal Amount of Mortgage Loans	$

Aggregate Purchase Price:	$

Purchase Date:

Repurchase Date:

Pricing Rate:

ADDITIONAL INFORMATION:

Aggregate Purchase Price (date)	$

Less Previous Aggregate Purchase Price	$

Less Price Differential due on (date):	$

Net funds due [CSFB]/[Name] on (date):	$

The Master Repurchase Agreement is incorporated by reference into this Purchase Confirmation, is made a part hereof as if it were fully set forth herein and is extended hereby until all amounts due in connection with this Transaction are paid in full.

B-1

All capitalized terms used herein but not defined herein shall have the meanings specified in the Master Repurchase Agreement.

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC

By:
Name:
Title:

WMC MORTGAGE CORP.

By:
Name:
Title:

B-2

EXHIBIT C

MORTGAGE LOAN SCHEDULE

MORTGAGE LOAN CHARACTERISTICS

1.	Seller’s Mortgage Loan identifying number;

2.	the Mortgagor’s and Co-Mortgagor’s name;

3.	the street address of the Mortgaged Property including the city, state, county, and the zip code;

4.	a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project;

5.	a code indicating the type of Mortgage Loan (e.g., Alt-A Mortgage Loan, etc.)

6.	the number of units for all Mortgaged Properties;

7.	a code indicating whether the loan is an adjustable rate, fixed rate or balloon Mortgage Loan;

8.	a code indicating whether the loan is a FHA, VA or conventional Mortgage Loan;

9.	a code indicating the lien status of the Mortgage Loan;

10.	the loan-to-value ratio at origination;

11.	the combined loan-to-value ratio at origination, if applicable;

12.	the Mortgage Interest Rate at the time of origination;

13.	the original principal amount of the Mortgage Loan;

14.	the Mortgage Loan purpose type;

15.	the Mortgagor’s and Co-Mortgagor’s FICO score;

16.	Mortgagor Social Security Number;

17.	co-Mortgagor Social Security Number.

C-1

EXHIBIT D

OFFICER’S COMPLIANCE CERTIFICATE

I,                     , do hereby certify that I am duly elected, qualified and authorized officer of WMC Mortgage Corp. (“Seller”). This Certificate is delivered to you in connection with Section 16(b) of the Master Repurchase Agreement dated as of August 17, 2001, among Seller, and Credit Suisse First Boston Mortgage Capital LLC (the “Agreement”). On behalf of WMC Mortgage Corp., I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

(1) Consolidated Tangible Net Worth. For each fiscal quarter commencing after December 31, 2000, Seller has maintained a Consolidated Tangible Net Worth of at least $40,000,000.

(2) Non-Warehouse Debt to Consolidated Tangible Net Worth Ratio. For each fiscal quarter commencing after December 31, 2000, Seller’s ratio of Indebtedness (excluding warehouse indebtedness as set forth on the Seller’s financial statements) to Consolidated Tangible Net Worth has not exceeded 2:1.

(3) Total Indebtedness to Consolidated Tangible Net Worth Ratio. For each fiscal quarter commencing after December 31, 2000, Seller’s leverage ratio of total Indebtedness to Consolidated Tangible Net Worth has not exceeded 12:1.

(4) Interest Coverage Ratio. For each fiscal quarter commencing after June 30, 2001, the ratio of Seller’s Consolidated EBITDA to Seller’s Consolidated Interest Expenses has not been less than 1.05:1.

(5) Maintenance of Profitability. For each fiscal quarter commencing after June 30, 2001, Net Income of Seller (excluding for purposes of this covenant, any amounts with respect to WMC Residco Inc.) before income taxes and distributions shall not be less than $1.00.

(6) Seller or its Affiliates, will continue to maintain, for Seller and it subsidiaries, insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $5 million. The actual amount of such coverage is $            .

(7) Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed and satisfied by it.

(8) No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action the Seller has taken or proposes to take with respect thereto.]

IN WITNESS WHEREOF, I have set my hand this      day of                     ,             .

By:
Name:
Title:

EXHIBIT E

RESERVED

E-1

EXHIBIT F

FORM OF OPINION OF SELLER’S COUNSEL

                ,

Credit Suisse First Boston Mortgage Capital LLC

Eleven Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We have acted as counsel to WMC Mortgage Corp. (the “Seller”) in connection with the sale and repurchase by Seller of certain loans (the “Mortgage Loans”) purchased from time to time (each such date, a “Purchase Date”) by Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”) pursuant to a Master Repurchase Agreement, dated as of                      [[            ]], 200  , among Seller and Buyer (the “Master Repurchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Master Repurchase Agreement.

We have acted as counsel to Seller in connection with the preparation, execution and delivery of, and the initial purchase of Mortgage Loans made under, the Master Repurchase Agreement.

In connection with rendering this opinion, we have examined the following documents and such other documents as we have deemed necessary or advisable:

a. The Program Agreements;

b. The organizational documents of Seller and [Name];

c. The certified Consents of the Officer of Seller and [Name] relating to the transactions provided for in the Program Agreements;

d. A copy of a UCC-1 financing statement relating to the Purchased Mortgage Loans executed by Seller as debtor naming Buyer as secured party, which UCC-1 financing Statement will be filed under the Uniform Commercial Code as in effect in the State of                      with the Clerk of              (the “Filing Office”) on or about                           , 20     (the “Form UCC-1”);

e. The reports attached hereto as Exhibit A (the “Search Reports”), which set forth the results of examination conducted by [Federal Research Corporation] of all currently indexed UCC-1 financing statements naming the Company as debtor that are on file in the Filing Office and the Office of the Secretary of the State of             ;

f. Good standing certificates, as of a recent date, for Seller and [Name] from each of the States listed on Schedule 1 attached hereto; and

g. The certificates, letters and opinions required to be furnished by Seller, [Name] and others in connection with the execution of the Program Agreements, and the additional certificates, letter and documents delivered by or on behalf of such parties concurrently herewith.

For purposes of the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based solely upon the foregoing, we are of the opinion that:

1. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of [[            ]], and has the corporate power and authority to own its properties and transact the business in which it is engaged. Seller is duly qualified as a foreign [[            ]] to transact business in, and is in good standing under, the laws of each state in which a mortgaged property is located or is otherwise exempt under applicable law from such qualification. The principal place of business of Seller is located at                     .

2. Seller has the power to engage in the transactions contemplated by the Program Agreements, and has all requisite power, authority and legal right to execute and deliver the Program Agreements, to transfer and deliver the Mortgage Loans and to perform and observe the terms and conditions of the Program Agreements. Seller has the power, authority and legal right to issue and deliver the Guaranty and to perform and observe the terms and conditions thereof.

4. The Program Agreements have been duly and validly authorized, executed and delivered by Seller, as applicable, and are valid, legal and binding agreements, enforceable against Seller in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors’ rights generally, none of which will materially interfere with the realization of the benefits provided thereunder or with Buyer’s ownership of the Mortgage Loans.

5. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by either Seller of, or compliance by such entity with, the Program Agreements, or the transfer of the Mortgage Loans or the consummation of the transactions contemplated by the Program Agreements.

6. Neither the transfer or delivery of the Mortgage Loans, nor the consummation of any other of the transactions contemplated in the Program Agreements, nor the fulfillment of the terms of the Program Agreements will result in a breach of or constitutes or will constitute a default under (a) the charter or by-laws of either of Seller, or the terms of any material indenture or other agreement or instrument to which either Seller is a party or by which it is bound or to which it is subject, (b) any contractual or legal restriction contained in any indenture, mortgage, deed of trust, agreement, instrument or other similar document to which Seller is a party or by which it is bound or to which it is subject, or (c) any statute or order, rule, regulation, writ, injunction or decree of any court, governmental authority or regulatory body to which either Seller or any of its properties is subject or by which it is bound.

7. There are no actions, suits, proceedings or investigations pending or, to the best of our knowledge, threatened against Seller that, in our judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Seller or in any material impairment of the right or ability of Seller to carry on its business substantially as now conducted or in any material liability on the part of Seller that would draw into question the validity of the Program Agreements, or of any action taken or to be taken in connection with the transactions contemplated thereby, or that would be likely to impair materially the ability of Seller to perform under the terms of, the Program Agreements.

8. The conveyance of each Mortgage Loan as and in the manner contemplated by the Program Agreements is sufficient fully to transfer to Buyer all right, title and interest of Seller thereto as owner, noteholder and mortgagee.

9. The Repurchase Agreement is effective to create, in favor of Buyer, either a valid sale of the Repurchase Assets to Buyer or a valid security interest under the Uniform Commercial Code in all of the right, title and interest of Seller in, to and under the Repurchase Assets as collateral security for the payment of Seller’s obligations under the Repurchase Agreement, except that (a) such security interests will continue in Repurchase Assets after its sale, exchange or other disposition only to the extent provided in Section 9-306 of the Uniform Commercial Code, (b) the security interests in Repurchase Assets in which Seller acquires rights after the commencement of a case under the Bankruptcy Code in respect of Seller may be limited by Section 552 of the Bankruptcy Code.

10. When the Mortgage Notes are delivered to the Custodian, endorsed in blank by a duly authorized officer of Seller, the security interest referred to in Section 9 above in the Mortgage Notes will constitute a fully perfected first priority security interest in all right, title and interest of Seller therein.

11.	(a) Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party” and Seller as “Debtor”, and describing the Repurchase Assets, in the jurisdictions and recording offices listed on Schedule 1 attached hereto, the security interests referred to in Section 6 above will constitute fully perfected security interests under the Uniform Commercial Code in all right, title and interest of Seller in, to and under such Repurchase Assets, which can be perfected by filing under the Uniform Commercial Code, or, will demonstrate a completion of the sale of the Mortgage Loans to Buyer.

(b) The UCC Search Report sets forth the proper filing offices and the proper debtors necessary to identify those Persons who have on file in the jurisdictions listed on Schedule 1 financing statements covering the Repurchase Assets as of the dates and times specified on Schedule 2. The UCC Search Report identifies no Person who has filed in any Filing Office a financing statement describing the Repurchased Assets prior to the effective dates of the UCC Search Report.

12. Seller is not an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,

EXHIBIT G

UNDERWRITING GUIDELINES

G-1

EXHIBIT H

AUTHORIZED SIGNATORIES

Seller

H-1

EXHIBIT I

CORPORATE RESOLUTIONS OF SELLER

I-1

EXHIBIT J

SELLER’S TAX IDENTIFICATION NUMBER

Seller’s tax identification number is 95-2021917

J-1

EXHIBIT K

EXISTING CREDIT FACILITIES

K-1

EXHIBIT L

WET INK PROCEDURES

L-1

EXHIBIT M

INTENTIONALLY OMITTED

M-1

EXHIBIT N

CUSTODIAL AND BANK FEE SCHEDULE

N-1

EXHIBIT O

FORM OF SERVICER NOTICE

August     , 2001

Fairbanks Capital Corp., as Servicer

[ADDRESS]

Attention:

Re:	Master Repurchase Agreement, dated as of August 17, 2001 (the “Repurchase Agreement”), by and between WMC Mortgage Corp. (the “Seller”) and Credit Suisse First Boston Mortgage Capital LLC (the “Buyer”).

Ladies and Gentlemen:

Fairbanks Capital Corp. (the “Servicer”) is servicing certain mortgage loans for the Seller pursuant to that certain Servicing Agreement between the Servicer and the Seller. Pursuant to the Repurchase Agreement between the Buyer and the Seller, the Servicer is hereby notified that the Seller has pledged to the Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of the Buyer.

Upon receipt of a Notice of Event of Default from the Buyer in which the Buyer shall identify the mortgage loans which are then pledged to Buyer under the Repurchase Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of the Buyer, and remit such collections in accordance with the Buyer’s written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer.

Notwithstanding any contrary information which may be delivered to the Servicer by the Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by the Buyer.

O-2

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to the Buyer promptly upon receipt. Any notices to the Buyer should be delivered to the following addresses: 302 Carnegie Center, 2nd Floor, Princeton, New Jersey 08540; Attention: Mr. Gary Timmerman and Ms. Terry Farley; Telephone:; Facsimile:; with a copy to Eleven Madison Avenue, New York, New York 10010; Attention: Legal Department; Telephone:; Facsimile:.

Very truly yours,

WMC MORTGAGE CORP.

By:
Name:
Title:

ACKNOWLEDGED:

FAIRBANKS CAPITAL CORP.

      as Servicer

By:
Title:
Telephone:
Facsimile:

O-2

AMENDMENT NO. 1

TO MASTER REPURCHASE AGREEMENT

Amendment No. 1, dated as of February 13, 2002 (this “Amendment”), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.

(a) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by adding the following defined the, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period (as defined below):

““Increased Maximum Aggregate Purchase Price Period” shall mean the period beginning on the date hereof through and including April 1, 2002.”

(b) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period:

““Maximum Aggregate Purchase Price” means ONE HUNDRED SEVENTY FIVE MILLION DOLLARS ($175,000,000).”

SECTION 2. Program; Initiation. Section 3 of the Existing Master Repurchase Agreement is hereby amended by inserting the following language at the end of subclause (b):

“In the event the Mortgage Loan Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller may either (i) give Buyer written or electronic authority to correct the computer data, reformat such

Mortgage Loan Schedule or properly align the computer fields or (ii) correct the computer data, reformat the Mortgage Loan Schedule or properly align the computer fields itself and resubmit the Mortgage Loan Schedule as required herein. In the event that Seller gives Buyer authority to correct the computer data, reformat the Mortgage Loan Schedule or properly align the computer fields, Seller shall pay $10 per change and any other direct expenses incurred by Buyer. Seller shall hold Buyer harmless for such correction, reformatting or realigning, as applicable, except as otherwise expressly provided herein. In the event that such changes to a Mortgage Loan Schedule have been made prior to the date of this Amendment, the terms hereof shall also govern such changes.”

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 4. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP., as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

Amendment No. 2, dated as of August 16, 2002 (this “Amendment”), between CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 dated as of February 12, 2002 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions.

(a) The definition of “Maximum Aggregate Purchase Price” is hereby amended by deleting it in its entirety and replacing it with the following:

“Maximum Aggregate Purchase Price” means TWO HUNDRED MILLION DOLLARS ($200,000,000).

(b) The definition of “Termination Date” is hereby amended by deleting in its entirety and replacing it with the following:

“Termination Date” means the earlier of (a) August 30, 2002, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

SECTION 2. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 3. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 4. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP., as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

EXECUTION VERSION

AMENDMENT NO. 3

TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of August 30, 2002 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 dated as of February 13, 2002 and Amendment No. 2 dated as of August 16, 2002 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Applicability. Section 1 of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

“From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans (as hereinafter defined) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain or on demand, against the transfer of funds by Seller. This Agreement is a commitment by Buyer to engage in the Transactions as set forth herein up to the Maximum Committed Purchase Price; provided, that the Buyer shall have no commitment to enter into any Transaction requested which would result in the aggregate Purchase Price of then outstanding Transactions to exceed the Maximum Committed Purchase Price. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.”

SECTION 2. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended as follows:

(a) By inserting the following language at the beginning thereof:

“All capitalized terms used herein but not defined shall have the meanings set forth in the Custodial Agreement.”

(b) The definition of “Act of Insolvency” is hereby amended by deleting it in its entirety and replacing it with the following:

“Act of Insolvency” means, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person of its inability to pay its debts or discharge its obligations generally as they become due or mature; or (vi) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

(c) The definition of “Alt A Mortgage Loan” is hereby amended by deleting it in its entirety and replacing it with the following:

“Alt A Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria established by Buyer for Alt-A Mortgage Loans, as determined by Buyer in its sole discretion and which has a FICO score of at least 600.

(d) The definition of “Exception Mortgage Loan” is hereby amended by adding the following language at the end of the first sentence thereof:

“; provided, however, that Seller shall pay to Buyer a fee of $25 with respect to any such approval of an Exception Mortgage Loan other than a Wet-Ink Mortgage Loan and $10 with respect to any such approval of an Exception Mortgage Loan which is a Wet-Ink Mortgage Loan provided, that upon 30 days’ notice to the Sellers, Buyer may change such Exception Mortgage Loan approval fee.”

(e) The definition of “Market Value” is hereby amended by deleting it in its entirety and replacing it with the following:

“Market Value” means with respect to any Purchased Mortgage Loan as of any date (including any date on which the Seller notifies the Buyer that a Take-out Investor has rejected such Mortgage Loan), the whole-loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good-faith discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) there exists a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan

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that materially and adversely affects the value of such Purchased Mortgage Loan or Buyer’s interest in such Purchased Mortgage Loan and which breach has not been cured;

(ii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter) for a period in excess of fourteen (14) calendar days;

(iii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

(iv) the Purchased Mortgage Loan has been subject to a Transaction for a period of greater than (a) ninety (90) days (unless the Mortgage Loan is an Aged Loan) or (b) one hundred eighty (180) days with respect to each Aged Loan;

(v) the Purchased Mortgage Loan is a Non-Performing Mortgage Loan for which any payment of principal or interest is more than two hundred and seventy (270) days past due;

(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $50,000,000;

(viii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged Loans that are Purchased Mortgage Loans exceeds $30,000,000;

(ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 35% of the Maximum Aggregate Purchase Price;

(x) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Delinquent Mortgage Loans that are Purchased Mortgage Loans exceeds $15,000,000;

(xi) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans that are Purchased Mortgage Loans exceeds $10,000,000;

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(xii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans with a single Settlement Agent that are Purchased Mortgage Loans exceeds $3,000,000 (unless consented to in writing by the Buyer); or

(xiii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Manufactured Home Loans that are Purchased Mortgage Loans exceeds $3,000,000.

(f) The definition of “Maximum Aggregate Purchase Price” is hereby amended by deleting it in its entirety and replacing it with the following:

“Maximum Aggregate Purchase Price” means THREE HUNDRED MILLION DOLLARS ($300,000,000).

(g) The definition of “Pricing Rate” is hereby amended by deleting it in its entirety and replacing it with the following:

“Pricing Rate” means LIBOR plus:

(a) 1.125% with respect to Transactions the subject of which are Conforming Mortgage Loans, Jumbo Mortgage Loans or Alt-A Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(b) 1.125% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(c) 1.25% with respect to Transactions the subject of which are Aged 120 Day Loans (other than Non-Performing Mortgage Loans);

(d) 1.25% with respect to Transactions the subject of which are Second Lien Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(e) 1.375% with respect to Transactions the subject of which are Aged 150 Day Loans (other than Non-Performing Mortgage Loans);

(f) 1.375% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans;

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(g) 1.50% with respect to Transactions the subject of which are Aged 180 Day Loans; and

(h) 1.50% with respect to Transactions the subject of which are Non-Performing Mortgage Loans.

The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a); provided, that in the event the daily average aggregate Purchase Price of all Purchased Mortgage Loans subject to Transactions hereunder exceeds the Pricing Rate Reduction Threshold in a calendar month, the Pricing Rate for all Transactions that exceed the Pricing Rate Reduction Threshold shall be reduced by 0.20% for such calendar month, which reduction shall be applied to the weighted average Pricing Rate and shall be reflected in the Price Differential due on the next succeeding Price Differential Payment Date.

(h) The definition of “Post Default Rate” is hereby amended by deleting it in its entirety and replacing it with the following:

“Post Default Rate” means an annual rate of interest equal to the greater of (a) the Pricing Rate plus 3% or (b) the Mortgage Interest Rate.

(i) The definition of “Purchase Price” is hereby amended by deleting it in its entirety and replacing it with the following:

“Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall equal:

(i) on the Purchase Date, in the case of Purchased Mortgage Loans which are Conforming Mortgage Loans, Alt-A Mortgage Loans, Jumbo Mortgage Loans, Sub-Prime Mortgage Loans or Second Lien Mortgage Loans, the lesser of either: (x) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan or (y) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule;

(ii) on the Purchase Date, in the case of Purchased Mortgage Loans which are Aged 120 Day Loans, the lesser of either (x) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan or (y) the original Purchase Price for such Purchased Mortgage Loan prior to it becoming an Aged 120 Day Loan;

(iii) on the Purchase Date, in the case of Purchased Mortgage Loans which are Aged 150 Day Loans, Aged 180 Day Loans or Non-Performing Mortgage Loans, the lesser of either (x) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan; or (y) the product of (1) the Principal Balance Percentage of such Purchased Mortgage Loan multiplied by (2) the outstanding principal balance of such Mortgage Loan ; and

(iv) on any day after the Purchase Date, except where Buyer and the Seller agree otherwise, the amount determined under the immediately preceding clauses (i) or (ii) decreased

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by the amount of any cash transferred by the Seller to Buyer pursuant to Section 4(c) hereof or applied to reduce the Seller’s obligations under clause (ii) of Section 4(b) hereof or under Section 6 hereof.

(j) The definition of “Repurchase Assets” is hereby amended by deleting it in its entirety and replacing it with the following:

“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof; provided however, Repurchase Assets shall not include any portion of Seller’s web site (currently located at the URL http://www.wmcdirect.com), Seller’s non-prime or sub-prime automated underwriting system, or any of the computer programs, software or documentation related to the foregoing, whether now existing or hereafter created, and Buyer acknowledges and agrees that it shall have no security interest therein.

(k) The definition of “Servicer” is hereby amended by deleting it in its entirety and replacing it with the following:

“Servicer” means Fairbanks Capital Corp., or any other servicer approved by Buyer in its sole discretion, which may be the Seller.

(l) The definition of “Termination Date” is hereby amended by deleting it in its entirety and replacing it with the following:

“Termination Date” means the earlier of (a) August 29, 2003, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

(m) By inserting the following definitions in their proper alphabetical order:

“Aged 120 Day Loan” means an Aged Loan subject to a Transaction for a period of greater than 90 days but no greater than 120 days.

“Aged 150 Day Loan” means an Aged Loan subject to a Transaction for a period of greater than 120 days but no greater than 150 days.

“Aged 180 Day Loan” means an Aged Loan subject to a Transaction for a period of greater than 150 days but no greater than 180 days.

“Dollars” and “$” means dollars in the lawful currency of the United States of America.

“E&O Insurance” means insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount reasonably acceptable to Buyer.

“Maximum Committed Purchase Price” shall mean $200,000,000. All funds made available by Buyer to the Seller under this Agreement will first be attributed to the

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Maximum Committed Purchase Price. For purposes of this Agreement, Mortgage Loans will be allocated first to the Maximum Committed Purchase Price based on the date on which such Mortgage Loan becomes subject to this Agreement, commencing from the earliest date to the most recent date.

“Mortgage Loan Documents” means the documents in the related Mortgage File to be delivered to the Custodian.

“Pricing Rate Reduction Threshold” means $100,000,000.

“Principal Balance Percentage” means, with respect to each Mortgage Loan, the following percentage, as applicable:

(a)	90% with respect to Purchased Mortgage Loans that are Aged 150 Day Loans;

(b)	85% with respect to Purchased Mortgage Loans that are Aged 180 Day Loans; and

(c)	50% with respect to Purchased Mortgage Loans that are Non-Performing Loans.

“Purchase Price Percentage” means, with respect to each Mortgage Loan, the following percentage, as applicable:

(a)	98% with respect to Purchased Mortgage Loans that are Non-Performing Loans (including Wet-Ink Mortgage Loans);

(b)	95% with respect to Purchased Mortgage Loans that are Aged 120 Day Loans (including Wet-Ink Mortgage Loans);

(c)	97% with respect to Purchased Mortgage Loans that are Second Lien Mortgage Loans or Sub-Prime Mortgage Loans (including Wet-Ink Mortgage Loans);

(d)	98% with respect to Purchased Mortgage Loans that are Conforming Mortgage Loans, Alt-A Mortgage Loans, Jumbo Mortgage Loans, Aged 150 Day Loans or Aged 180 Day Loans (including Wet-Ink Mortgage Loans); and

(e)	with respect to Transactions the subject of which are Exception Mortgage Loans, a percentage to be determined by Buyer in its sole discretion.

“Residual Interests” means any retained interest in mortgage loan securitizations, including any residual securities therein.

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SECTION 3. Program; Initiation of Transactions.

(a) Section 3 of the Existing Master Repurchase Agreement is hereby amended by inserting the following language at the end of subclause (b):

“In the event the Mortgage Loan Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller may either (i) give Buyer written or electronic authority to correct the computer data, reformat such Mortgage Loan Schedule or properly align the computer fields or (ii) correct the computer data, reformat the Mortgage Loan Schedule or properly align the computer fields itself and resubmit the Mortgage Loan Schedule as required herein. In the event that such Seller gives Buyer authority to correct the computer data, reformat the Mortgage Loan Schedule or properly align the computer fields, Seller shall pay $10 per change and any other direct expenses incurred by Buyer; provided, that upon 30 day’s notice to the Seller, Buyer may change such computer correction fee. The Seller shall hold Buyer harmless for such correction, reformatting or realigning, as applicable, except as otherwise expressly provided herein.”

(b) Section 3 of the Existing Master Repurchase Agreement is hereby amended by inserting the following language at the end of subclause (c):

“With respect to requested Transactions which would cause the related Purchase Price to exceed the Maximum Committed Purchase Price, Buyer may enter into such requested Transaction or may notify the Seller of its intention not to enter into such Transaction.”

SECTION 4. Conditions Precedent. Section 10 of the Existing Master Repurchase Agreement is hereby amended as follows:

4.1 By inserting the following paragraph as subclause (a)(9):

“Additional Financing. Evidence, in form and substance satisfactory to Buyer, that Seller has aggregate commitments for warehouse financing or whole loan purchase of Mortgage Loans from a financial institution or financial institutions other than Buyer in an amount of at least $450,000,000 (on either a committed or uncommitted basis).”

4.2 By inserting the following paragraph as subclause (b)(10):

“Maximum Aggregate Committed Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Agreement shall not exceed the Maximum Aggregate Purchase Price. Notwithstanding the preceding sentence, Buyer shall have no obligation to enter into any Transaction, if, as a result of such Transaction the aggregate Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Agreement exceed the Maximum Committed Purchase Price.”

4.3 By inserting the following paragraph as subclause (b)(11):

“Warehouse Financing. The warehouse financing arrangements or whole loan purchase arrangements of Mortgage Loans obtained by an Seller under Section 10(a)(9) have not been terminated or reduced below the threshold required by Section 10(a)(9), or are not otherwise unavailable.”

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SECTION 5. Representations; Warranties and Covenants.

(a) Section 13 of the Existing Master Repurchase Agreement is hereby amended by deleting subclause (a)(23)(e)(1) it in its entirety and replacing it with the following:

“Consolidated Tangible Net Worth. Seller shall maintain a Consolidated Tangible Net Worth of at least $50,000,000. Seller shall maintain Consolidated Tangible Net Worth, minus the difference (a) between the lesser of Seller’s book value and then current market value of any retained interest in mortgage loan securitizations (including any residual securities therein) and (b) the outstanding principal balance of any Indebtedness incurred and secured solely by Residual Interests, of at least $20,000,000.”

(b) Section 13 of the Existing Master Repurchase Agreement is hereby amended by adding the following subclause (e)(30):

“E&O Insurance. Within 90 days of the Amendment Effective Date, the Seller shall name, and shall maintain, the Buyer as loss payee under the Seller’s E&O Insurance.”

SECTION 6. Events of Default. Section 14 of the Existing Master Repurchase Agreement is hereby amended as follows:

(a) By deleting subclause (d) in its entirety and replacing it with the following:

“Insolvency. An Act of Insolvency shall have occurred with respect to Seller, WMC Finance Co. or any of their respective Subsidiaries.

(b) By deleting subclause (e) in its entirety and replacing it with the following:

“Material Adverse Change. Any (i) material adverse change in the Property, business or financial condition of Seller, WMC Finance Co. or any of their respective Subsidiaries shall occur, in each case as determined by Buyer in its sole good faith discretion, or (ii) other condition shall exist which, in Buyer’s sole good faith discretion, in the case of this clause (ii), constitutes a material impairment of Seller’s ability to perform its obligations under this Agreement or any other Program Agreement.

(c) By deleting subclause (g) in its entirety and replacing it with the following:

“Breach of Non-Financial Representation or Covenant. A breach by Seller of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 14(f) above), if such breach is not cured within ten (10) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value, the existence of a Margin

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Deficit and the obligation to repurchase such Mortgage Loan unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, WMC Finance Co. or their respective Subsidiaries; or (B) Buyer’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).”

(d) By deleting subclause (j) in its entirety and replacing it with the following:

“Judgment. A final judgment or judgments for the payment of money in excess of in any one instance, $1,000,000, or in an aggregate amount greater than $3,000,000 shall be rendered against the Seller, WMC Finance Co. or any of their respective Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof.”

(e) By deleting subclause (k) in its entirety and replacing it with the following:

“Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, WMC Finance Co. or any of their respective Subsidiaries, or shall have taken any action to displace the management of Seller, WMC Finance Co. or any of their Subsidiaries or to curtail its authority in the conduct of the business of Seller, WMC Finance Co. or any of their respective Subsidiaries, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, WMC Finance Co. or any of their respective Subsidiaries as an issuer, buyer or a seller/servicer of Mortgage Loans or securities backed thereby, and such action provided for in this Section 14(k) shall not have been discontinued or stayed within 30 days.”

SECTION 7. Remedies Upon Default. Section 15(a) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller, WMC Finance Co. or any of their respective Subsidiaries), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to Seller of the exercise of such option as promptly as practicable.”

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SECTION 8. Reports. Section 16(a)(4) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(4) if applicable, copies of any 10-Ks, 10-Qs, registration statements and other SEC filings (other than 8-Ks) which Seller, WMC Finance Co. or any of their respective Subsidiaries is required to file with the SEC in accordance with the 1934 Act or any rules thereunder, within 5 Business Days of their filing with the SEC; provided, that, Seller will provide Buyer and Credit Suisse First Boston Corporation with a copy of the annual 10-K filed with the SEC by Seller, WMC Finance Co. or their respective Subsidiaries, no later than 90 days after the end of the year.

SECTION 9. Authorizations. The Existing Master Repurchase Agreement is hereby amended by adding the following Section 35:

“Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly for the Seller or the Buyer, as the case may be, under this Agreement.”

SECTION 10. Schedule 1: Representations and Warranties with Respect to Purchased Mortgage Loans. The Existing Master Repurchase Agreement is hereby amended by deleting subclause (i) of Schedule 1 it in its entirety and replacing it with the following:

“Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each first lien Mortgage Loan, first priority lien and first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

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(iv) with respect to each Mortgage Loan which is a Second Lien Mortgage Loan, a first lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest on the property described therein and Seller has full right to pledge and assign the same to Buyer.”

SECTION 11. Schedule 2: Authorized Representatives. The Existing Master Repurchase Agreement is hereby amended by adding Schedule 1 of this Amendment as Schedule 2 to the Existing Master Repurchase Agreement.

SECTION 12. Structure Fee. The Existing Master Repurchase Agreement is hereby amended by adding the following Section 36:

The Seller shall pay to Buyer in immediately available funds a non-refundable fee due and owing upon closing and payable in arrears no later than the Price Differential Payment Date following the end of each calendar quarter, in the amount set forth in the fee schedule attached hereto as Annex II. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

SECTION 13. Annex I: Structure Fee. The Existing Master Repurchase Agreement is hereby amended by deleting Annex 2 in its entirety and replacing it with Annex 1 of this Amendment.

SECTION 14. Annex 2: Non-Utilization Fee. The Existing Master Repurchase Agreement is hereby amended by deleting Annex 3 in its entirety and replacing it with Annex 2 of this Amendment.

SECTION 15. Exhibit N – Custodial and Bank Fee Schedule. Exhibit N to the Existing Master Repurchase Agreement is hereby amended by adding the following language thereto:

“Bailee Violation Letter $5 per Mortgage Loan”

SECTION 16. Conditions Precedent. This Amendment shall become effective on August 30, 2002 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

16.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

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SECTION 17. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Master Repurchase Agreement.

SECTION 18. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 19. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 20. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP.,
as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

SCHEDULE 1 TO AMENDMENT NO. 3

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name:	Address:
Telephone:
Facsimile:

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Schedule 1-1

ANNEX 1 TO AMENDMENT NO. 3

Annex II

Structure Fee Schedule

The Structure Fee for each calendar quarter shall be an amount equal to the product of (x) .10% per annum and (y) the Maximum Committed Purchase Price.

Annex 1-1

ANNEX 2 TO AMENDMENT NO. 3

Annex III

Non-Utilization Fee Formula

The Non-Utilization Fee for each calendar month shall be an amount equal to the product of (x) 0.125% per annum and (y) the excess of (I) 50% of Maximum Committed Purchase Price over (II) the average daily Purchase Price of the Purchased Mortgage Loans during such calendar month.

Annex 2-1

EXECUTION VERSION

AMENDMENT NO. 4

TO MASTER REPURCHASE AGREEMENT

Amendment No. 4, dated as of August 20, 2003 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 dated as of February 13, 2002, Amendment No. 2 dated as of August 16, 2002 and Amendment No. 3, dated as of August 30, 2002 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Increased Maximum Aggregate Purchase Price Period. For purposes of this Amendment, this Section 1 will be effective only during the Increased Maximum Aggregate Purchase Price Period.

1.1 Definitions.

(a) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by adding the following defined terms, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period (as defined below):

“Increased Aggregate Purchase Price” means FIFTY MILLION DOLLARS ($50,000,000).

“Increased Maximum Aggregate Purchase Price Period” shall mean the period beginning on August 20, 2003 through and including October 3, 2003.”

“Standard Aggregate Purchase Price” means THREE HUNDRED MILLION DOLLARS ($300,000,000).

(b) Section 2 of the Existing Repurchase Agreement is hereby temporarily amended by deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing it with the following language, which amendment shall be effective solely during the Increased Maximum Aggregate Purchase Price Period:

““Maximum Aggregate Purchase Price” means the sum of (a) the Standard Aggregate Purchase Price plus (b) the Increased Aggregate Purchase Price, which sum shall equal THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000). All funds made available by Buyer to Seller under this Agreement will first be attributed to the Standard Aggregate Purchase Price. To the extent that funds are no longer available under the Standard Aggregate Purchase Price, any further funds made available by Buyer to Seller under this Agreement shall be attributed to the Increased Aggregate Purchase Price.”

SECTION 2. Permanent Amendments.

(a) Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following language:

“Termination Date” means the earlier of (a) October 3, 2003, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

(b) Margin Deficit. Section 6 of the Existing Repurchase Agreement is hereby amended by adding the following subsection (c) thereto:

“c. In the event that a Margin Deficit exists with respect to any Purchased Mortgage Loan, Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against any Purchased Mortgage Loan for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.”

SECTION 3. Conditions Precedent. This Amendment shall become effective on August 20, 2003 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

3.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 4. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the

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Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Master Repurchase Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,
as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP.,
as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

EXECUTION VERSION

AMENDMENT NO. 5

TO MASTER REPURCHASE AGREEMENT

Amendment No. 5, dated as of October 3, 2003 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 dated as of February 13, 2002, Amendment No. 2 dated as of August 16, 2002, Amendment No. 3, dated as of August 30, 2002, and Amendment No. 4, dated as of August 20, 2003 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following language:

“Termination Date” means the earlier of (a) October 17, 2003, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

SECTION 2. Conditions Precedent. This Amendment shall become effective on October 3, 2003 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Master Repurchase Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP., as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

AMENDMENT NO. 6

TO MASTER REPURCHASE AGREEMENT

Amendment No. 6, dated as of October 10, 2003 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 dated as of February 13, 2002, Amendment No. 2 dated as of August 16, 2002, Amendment No. 3, dated as of August 30, 2002, Amendment No. 4, dated as of August 20, 2003, and Amendment No. 5, dated as of October 3, 2003 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

(a) adding the following definition in its proper alphabetical order:

“FICO” means Fair Issac & Co., or any successor thereto.

(b) inserting after the first sentence of the definition of “Exception Mortgage Loan” the following language:

“Buyer’s approval of a Mortgage Loan as an Exception Mortgage Loan shall expire on the earlier of (a) the date set forth by the Buyer in the written notice that such Mortgage Loan is approved as an Exception Mortgage Loan (an “Exception Notice”) or (b) the occurrence of any additional event, other than that set forth in the Exception Notice, which would cause the Mortgage Loan to become ineligible for purchase hereunder.”

(c) deleting the definition of “High Cost Mortgage Loan” in its entirety and replacing it with the following:

“High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law

(or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(d) deleting the definition of “Manufactured Home” in its entirety and replacing it with the following language:

“Manufactured Home”: means a single-family residential manufactured home, including all accessions thereto, that (i) is legally classified as real property under applicable state law which conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) conforms to all applicable local and state codes and regulations and HUD’s Federal Manufactured Home Construction and Safety Standards of the Uniform Building Code and (iii) is located within a community consisting of single-family homes. A Manufactured Home does not include, among other things, (i) mobile home units, (ii) units for which the appraiser identifies as single-wide, double-wide or multi-wide housing or (iii) units located in a trailer park.

(e) deleting the definition of “Market Value” in its entirety and replacing it with the following language:

“Market Value” means with respect to any Purchased Mortgage Loan as of any date (including any date on which the Seller notifies the Buyer that a Take-out Investor has rejected such Mortgage Loan), the whole loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good-faith discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) there exists a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan that materially and adversely affects the value of such Purchased Mortgage Loan or Buyer’s interest in such Purchased Mortgage Loan and which breach has not been cured;

(ii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take out Investor pursuant to a Bailee Letter) for a period in excess of fourteen (14) calendar days;

(iii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

(iv) the Purchased Mortgage Loan has been subject to a Transaction for a period of greater than (a) ninety (90) days (unless the Mortgage Loan is an Aged Loan) or (b) one hundred eighty (180) days with respect to each Aged Loan;

(v) the Purchased Mortgage Loan is a Non-Performing Mortgage Loan for which any payment of principal or interest is more than two hundred and seventy (270) days past due;

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(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $60,000,000;

(viii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged Loans that are Purchased Mortgage Loans exceeds $35,000,000;

(ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 35% of the Maximum Aggregate Purchase Price;

(x) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans and Delinquent Mortgage Loans combined that are Purchased Mortgage Loans exceeds $15,000,000;

(xi) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans that are Purchased Mortgage Loans exceeds $10,000,000;

(xii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans with a single Settlement Agent that are Purchased Mortgage Loans exceeds $3,000,000 (unless consented to in writing by the Buyer); or

(xiii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Manufactured Home Loans that are Purchased Mortgage Loans exceeds $3,000,000.

(f) deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing it with the following language:

“Maximum Aggregate Purchase Price” means THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).

(g) deleting the definition of “Pricing Rate” in its entirety and replacing it with the following language:

“Pricing Rate” means LIBOR plus:

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(a) 1.00% with respect to Transactions the subject of which are Conforming Mortgage Loans, Jumbo Mortgage Loans or Alt-A Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(b) 1.00% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(c) 1.125% with respect to Transactions the subject of which are Second Lien Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans or Non-Performing Mortgage Loans);

(d) 1.25% with respect to Transactions the subject of which are Aged 120 Day Loans (other than Non-Performing Mortgage Loans);

(e) 1.375% with respect to Transactions the subject of which are Aged 150 Day Loans (other than Non-Performing Mortgage Loans);

(f) 1.375% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans;

(g) 1.50% with respect to Transactions the subject of which are Aged 180 Day Loans; and

(h) 1.50% with respect to Transactions the subject of which are Non-Performing Mortgage Loans.

The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a); provided, that in the event the daily average aggregate Purchase Price of all Purchased Mortgage Loans subject to Transactions hereunder exceeds the Pricing Rate Reduction Threshold in a calendar month, the Pricing Rate for all Transactions that exceed the Pricing Rate Reduction Threshold shall be reduced by 0.15% for such calendar month, which reduction shall be applied to the weighted average Pricing Rate and shall be reflected in the Price Differential due on the next succeeding Price Differential Payment Date.

(h) deleting the definition of “Servicer” in its entirety and replacing it with the following language:

“Servicer” means WMC Mortgage Corp. or any other servicer approved by Buyer in its sole discretion.

(i) deleting the definition of “Termination Date” in its entirety and replacing it with the following language:

“Termination Date” means the earlier of (a) October 1, 2004, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

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SECTION 2. Representations; Warranties and Covenants. Section 13 of the Existing Master Repurchase Agreement is hereby amended by:

(a) adding the following clauses (24) and (25) at the end of subsection (a):

“(24) No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(25) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101 in Seller’s hands.”

(b) deleting subsection (e)(1) in its entirety and replacing it with the following:

“(1) Consolidated Tangible Net Worth. Seller shall maintain a Consolidated Tangible Net Worth of at least $90,000,000. Seller shall maintain Consolidated Tangible Net Worth, minus the difference between (a) the lesser of Seller’s book value and the then current market value of any retained interest in mortgage loan securitizations (including any residual securities therein) and (b) the outstanding principal balance of any Indebtedness incurred and secured solely by Residual Interests, of at least $45,000,000.”

(c) deleting subsection (e)(3) in its entirety and replacing it with the following:

“(3) Total Indebtedness to Consolidated Tangible Net Worth Ratio. At any time, Seller’s leverage ratio of total Indebtedness to Consolidated Tangible Net Worth shall not exceed 15:1.”

(d) adding the following clause (30) at the end of subsection (e):

“(30) Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101 to engage in this Repurchase Agreement or any Transaction hereunder.”

SECTION 3. Events of Default. Section 14(f) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“f. Breach of Financial Representation or Covenant. A material breach by Seller of any of the representations, warranties or covenants set forth in Sections 13(a)(1), 13(a)(6), 13(a)(7), 13(a)(18), 13(a)(22), 13(e)(1), 13(e)(2), 13(e)(3), 13(e)(4), 13(e)(5), 13(e)(7), 13(e)(17), 13(e)(25) or 13(e)(30) of this Agreement.”

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SECTION 4. Remedies Upon Default. Section 15 of the Existing Master Repurchase Agreement is hereby amended by:

(a) inserting the following language at the end of subsection (d):

“Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder.”

(b) inserting in the first sentence of subsection (e) after the words “from the liquidation of (i) the Purchased Mortgage Loans” the words “and Repurchase Assets”; and

(c) inserting in the first sentence of subsection (f) after the words “(i) the amount of all reasonable legal or other expenses” the following language:

“(including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer)”

SECTION 5. Confidentiality. Section 30 of the Existing Master Repurchase Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, the Structure Fee, the Non-Utilization Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the purported or claimed federal income tax treatment of the Transactions and is not relevant to understanding the purported or claimed federal income tax treatment of the Transactions, without the prior written consent of the Buyer.”

SECTION 6. Schedules.

(a) Representation and Warranty (xx) in Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

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“(xx) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as High Cost Mortgage Loans.”

(b) The Existing Master Repurchase Agreement is hereby amended by deleting Schedule 2 to the Existing Master Repurchase Agreement in its entirety and replacing it with Schedule 1 of this Amendment.

SECTION 7. Exhibits. Exhibit D to the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A to this Amendment.

SECTION 8. Conditions Precedent. This Amendment shall become effective on October 10, 2003 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 9. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Master Repurchase Agreement.

SECTION 10. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 11. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP., as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

EXECUTION VERSION

AMENDMENT NO. 7

TO MASTER REPURCHASE AGREEMENT

Amendment No. 7, dated as of October 31, 2003 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 dated as of February 13, 2002, Amendment No. 2 dated as of August 16, 2002, Amendment No. 3, dated as of August 30, 2002, Amendment No. 4, dated as of August 20, 2003, Amendment No. 5, dated as of October 3, 2003, and Amendment No. 6, dated as of October 17 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following language:

“Termination Date” means the earlier of (a) December 1, 2003, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

SECTION 2. Conditions Precedent. This Amendment shall become effective on October 31, 2003 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Master Repurchase Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP., as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

EXECUTION VERSION

AMENDMENT NO. 8

TO MASTER REPURCHASE AGREEMENT

Amendment No. 8, dated as of December 1, 2003 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”) and WMC MORTGAGE CORP. (the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of August 17, 2001, as amended by Amendment No. 1 dated as of February 13, 2002, Amendment No. 2 dated as of August 16, 2002, Amendment No. 3, dated as of August 30, 2002, Amendment No. 4, dated as of August 20, 2003, Amendment No. 5, dated as of October 3, 2003, Amendment No. 6, dated as of October 17, 2003 and Amendment No. 7, dated as of October 31, 2003 (the “Existing Master Repurchase Agreement”; as amended by this Amendment, the “Master Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

(a) adding the following definition in its proper alphabetical order:

“BPO” means an opinion of the fair market value of a Mortgaged Property given by a licensed real estate agent or broker which generally includes three comparable sales and three comparable listings.

“FICO” means Fair Issac & Co., or any successor thereto.

“Repurchased Mortgage Loan” means a Mortgage Loan (a) which is repurchased by a Seller from any third party purchaser as a result of (i) a breach of representations and warranties under the agreed upon terms in which the claimed breach is not a result of fraud or material misrepresentation of fact by any party to the Mortgage Loan or consumer credit law violation or (ii) an early payment default repurchase obligation, (b) where the claimed breach or early payment default is expressly identified to Buyer in writing, (c) which is subject to a Transaction hereunder for no more than 180 days and (d) which has not been foreclosed upon or converted to REO property. In no event will a Repurchased Mortgage Loan be subject to a Transaction hereunder as a “Repurchased Mortgage Loan” if there is a breach of representation and warranty in respect of such Repurchased Mortgage Loan other than the breach identified in writing to the Buyer pursuant to subclause (b) of this definition.

(b) inserting after the first sentence of the definition of “Exception Mortgage Loan” the following language:

“Buyer’s approval of a Mortgage Loan as an Exception Mortgage Loan shall expire on the earlier of (a) the date set forth by the Buyer in the written notice that such Mortgage Loan is approved as an Exception Mortgage Loan (an “Exception Notice”) or (b) the occurrence of any additional event, other than that set forth in the Exception Notice, which would cause the Mortgage Loan to become ineligible for purchase hereunder.”

(c) deleting the definition of “High Cost Mortgage Loan” in its entirety and replacing it with the following:

“High Cost Mortgage Loan” means a Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(d) deleting the definition of “Manufactured Home” in its entirety and replacing it with the following language:

“Manufactured Home”: means a single-family residential manufactured home, including all accessions thereto, that (i) is legally classified as real property under applicable state law which conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) conforms to all applicable local and state codes and regulations and HUD’s Federal Manufactured Home Construction and Safety Standards of the Uniform Building Code and (iii) is located within a community consisting of single-family homes. A Manufactured Home does not include, among other things, (i) mobile home units, (ii) units for which the appraiser identifies as single-wide, double-wide or multi-wide housing or (iii) units located in a trailer park.

(e) deleting the definition of “Market Value” in its entirety and replacing it with the following language:

“Market Value” means with respect to any Purchased Mortgage Loan as of any date (including any date on which the Seller notifies the Buyer that a Take-out Investor has rejected such Mortgage Loan), the whole loan servicing released fair market value of such Purchased Mortgage Loan on such date as determined by Buyer (or an Affiliate thereof) in its good-faith discretion. Without limiting the generality of the foregoing, Seller acknowledges that the Market Value of a Purchased Mortgage Loan may be reduced to zero by Buyer if:

(i) there exists a breach of a representation, warranty or covenant made by Seller in this Agreement with respect to such Purchased Mortgage Loan that materially and adversely affects the value of such Purchased Mortgage Loan or Buyer’s interest in such Purchased Mortgage Loan and which breach has not been cured;

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(ii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement (other than to a Take out Investor pursuant to a Bailee Letter) for a period in excess of fourteen (14) calendar days;

(iii) the Purchased Mortgage Loan has been released from the possession of the Custodian under the Custodial Agreement to a Take-out Investor pursuant to a Bailee Letter for a period in excess of 45 calendar days;

(iv) the Purchased Mortgage Loan has been subject to a Transaction for a period of greater than (a) ninety (90) days (unless the Mortgage Loan is an Aged Loan) or (b) one hundred eighty (180) days with respect to each Aged Loan;

(v) the Purchased Mortgage Loan is a Non-Performing Mortgage Loan for which any payment of principal or interest is more than two hundred and seventy (270) days past due;

(vi) such Purchased Mortgage Loan is a Wet-Ink Mortgage Loan for which the Mortgage File has not been delivered to the Custodian on or prior to the eighth Business Day after the related Purchase Date;

(vii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Second Lien Mortgage Loans that are Purchased Mortgage Loans exceeds $60,000,000;

(viii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Aged Loans that are Purchased Mortgage Loans exceeds $35,000,000;

(ix) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans that are Purchased Mortgage Loans exceeds 35% of the Maximum Aggregate Purchase Price;

(x) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans and Delinquent Mortgage Loans combined that are Purchased Mortgage Loans exceeds $20,000,000;

(xi) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Non-Performing Mortgage Loans that are Purchased Mortgage Loans exceeds $10,000,000;

(xii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Wet-Ink Mortgage Loans with a single Settlement Agent that are Purchased Mortgage Loans exceeds $3,500,000 (unless consented to in writing by the Buyer);

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(xiii) when the Purchase Price of such Purchased Mortgage Loan is added to the Purchase Price of other Purchased Mortgage Loans, the aggregate Purchase Price of all Manufactured Home Loans that are Purchased Mortgage Loans exceeds $3,000,000;

(xiv) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Repurchased Mortgage Loans that are Purchased Mortgage Loans exceeds $7,500,000; or

(xv) such Purchased Mortgage Loan is a Repurchased Mortgage Loan for which the Mortgaged Property has been foreclosed upon or has been converted to REO Property.

(f) deleting the definition of “Maximum Aggregate Purchase Price” in its entirety and replacing it with the following language:

“Maximum Aggregate Purchase Price” means THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000).

(g) inserting the words “Repurchased Mortgage Loan,” after “Sub-Prime Mortgage Loan,” in the first line of the definition of “Mortgage Loan”.

(h) deleting the definition of “Pricing Rate” in its entirety and replacing it with the following language:

“Pricing Rate” means LIBOR plus:

(a) 1.00% with respect to Transactions the subject of which are Conforming Mortgage Loans, Jumbo Mortgage Loans or Alt-A Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Non-Performing Mortgage Loans);

(b) 1.00% with respect to Transactions the subject of which are Sub-Prime Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Non-Performing Mortgage Loans);

(c) 1.125% with respect to Transactions the subject of which are Second Lien Mortgage Loans (other than Aged Loans, Wet-Ink Mortgage Loans, Repurchased Mortgage Loans or Non-Performing Mortgage Loans);

(d) 1.20% with respect to Transactions the subject of which are Aged 120 Day Loans (other than Repurchased Mortgage Loans or Non-Performing Mortgage Loans);

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(e) 1.20% with respect to Transactions the subject of which are Aged 150 Day Loans (other than Repurchased Mortgage Loans or Non-Performing Mortgage Loans);

(f) 1.25% with respect to Transactions the subject of which are Wet-Ink Mortgage Loans;

(g) 1.50% with respect to Transactions the subject of which are Aged 180 Day Loans;

(h) 1.50% with respect to Transactions the subject of which are Non-Performing Mortgage Loans; and

(i) 2.00% with respect to Transactions the subject of which are Repurchased Mortgage Loans.

The Pricing Rate shall change in accordance with LIBOR, as provided in Section 5(a); provided, that in the event the daily average aggregate Purchase Price of all Purchased Mortgage Loans subject to Transactions hereunder exceeds the Pricing Rate Reduction Threshold in a calendar month, the Pricing Rate for all Transactions that exceed the Pricing Rate Reduction Threshold shall be reduced by 0.15% for such calendar month, which reduction shall be applied to the weighted average Pricing Rate and shall be reflected in the Price Differential due on the next succeeding Price Differential Payment Date.

(i) deleting the definition of “Pricing Rate Reduction Threshold” in its entirety and replacing it with the following language:

“Pricing Rate Reduction Threshold” means 50% of the Maximum Aggregate Purchase Price.

(j) deleting the definition of “Purchase Price” in its entirety and replacing it with the following language:

“Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer, which shall equal:

(i) on the Purchase Date, in the case of Purchased Mortgage Loans which are Conforming Mortgage Loans, Alt-A Mortgage Loans, Jumbo Mortgage Loans, Sub-Prime Mortgage Loans or Second Lien Mortgage Loans (other than Aged Loans, Repurchased Mortgage Loans or Non-Performing Mortgage Loans), the lesser of either: (x) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan or (y) the outstanding principal amount thereof as set forth on the related Mortgage Loan Schedule;

(ii) on the Purchase Date, in the case of Purchased Mortgage Loans which are Aged 120 Day Loans (other than Repurchased Mortgage Loans or Non-Performing Mortgage Loans), the lesser of either (x) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan or (y) the original Purchase Price for such Purchased Mortgage Loan prior to it becoming an Aged 120 Day Loan;

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(iii) on the Purchase Date, in the case of Purchased Mortgage Loans which are Aged 150 Day Loans, Aged 180 Day Loans or Non-Performing Mortgage Loans (other than Repurchased Mortgage Loans), the lesser of either (x) the product of (1) the Market Value of such Purchased Mortgage Loan multiplied by (2) the applicable Purchase Price Percentage for such Mortgage Loan; or (y) the product of (1) the Principal Balance Percentage of such Purchased Mortgage Loan multiplied by (2) the outstanding principal balance of such Mortgage Loan;

(iv) on the Purchase Date, in the case of Purchased Mortgage Loans which are Repurchased Mortgage Loans, the lesser of (1) the product of (A)(x) for the first 90 days in which the Purchased Mortgage Loan is subject to a Transaction, 75%; and (y) thereafter, 75% minus an additional 10% for each 30-day period following the 90th day in which the Purchased Mortgage Loan is subject to a Transaction multiplied by (B) the outstanding principal balance thereof as set forth in the related Mortgage Loan Schedule or (2) 90% of the value reflected in the most recent BPO; and

(v) on any day after the Purchase Date, except where Buyer and the Seller agree otherwise, the amount determined under the immediately preceding clauses (i) or (ii) decreased by the amount of any cash transferred by the Seller to Buyer pursuant to Section 4(c) hereof or applied to reduce the Seller’s obligations under clause (ii) of Section 4(b) hereof or under Section 6 hereof.

(k) deleting the definition of “Servicer” in its entirety and replacing it with the following language:

“Servicer” means WMC Mortgage Corp., Fairbanks Capital Corp., Option One Mortgage Corp. or any other servicer approved by Buyer in its sole discretion.

(l) deleting the definition of “Termination Date” in its entirety and replacing it with the following language:

“Termination Date” means the earlier of (a) August 30, 2004, (b) the date of the occurrence of an Event of Default unless waived by Buyer in writing, or (c) such other date as provided in Section 21(b) hereof.

SECTION 2. Representations; Warranties and Covenants. Section 13 of the Existing Master Repurchase Agreement is hereby amended by:

(a) adding the following clauses (24) and (25) at the end of subsection (a):

“(24) No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

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(25) Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101 in Seller’s hands.”

(b) deleting subsection (e)(1) in its entirety and replacing it with the following:

“(1) Consolidated Tangible Net Worth. For each fiscal quarter commencing after June 30, 2003, Seller shall maintain a Consolidated Tangible Net Worth of at least the sum of (i) $75,000,000 and (ii) 25% of Seller’s positive quarterly net income for such quarter.”

(c) deleting subsection (e)(3) in its entirety and replacing it with the following:

“(3) Total Indebtedness to Consolidated Tangible Net Worth Ratio. At any time, Seller’s leverage ratio of total Indebtedness to Consolidated Tangible Net Worth shall not exceed 15:1.”

(d) deleting subsection (e)(4) in its entirety and replacing it with the following:

(4) Interest Coverage Ratio. For each fiscal quarter commencing after June 30, 2003, the ratio of Seller’s Consolidated EBITDA to Seller’s Consolidated Interest Expenses shall not be less than 1.25:1.

(e) adding the following clause (30) at the end of subsection (e):

“(30) Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101 to engage in this Repurchase Agreement or any Transaction hereunder.”

SECTION 3. Events of Default. Section 14(f) of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“f. Breach of Financial Representation or Covenant. A material breach by Seller of any of the representations, warranties or covenants set forth in Sections 13(a)(1), 13(a)(6), 13(a)(7), 13(a)(18), 13(a)(22), 13(e)(1), 13(e)(2), 13(e)(3), 13(e)(4), 13(e)(5), 13(e)(7), 13(e)(17), 13(e)(25) or 13(e)(30) of this Agreement.”

SECTION 4. Remedies Upon Default. Section 15 of the Existing Master Repurchase Agreement is hereby amended by:

(a) inserting the following language at the end of subsection (d):

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“Buyer shall also be entitled to sell any or all of such Mortgage Loans individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Repurchase Assets in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder.”

(b) inserting in the first sentence of subsection (e) after the words “from the liquidation of (i) the Purchased Mortgage Loans” the words “and Repurchase Assets”; and

(c) inserting in the first sentence of subsection (f) after the words “(i) the amount of all reasonable legal or other expenses” the following language:

“(including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer)”

SECTION 5. Confidentiality. Section 30 of the Existing Master Repurchase Agreement is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Transactions, any fact relevant to understanding the federal tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Buyer or any pricing terms (including, without limitation, the Pricing Rate, the Structure Fee, the Non-Utilization Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the purported or claimed federal income tax treatment of the Transactions and is not relevant to understanding the purported or claimed federal income tax treatment of the Transactions, without the prior written consent of the Buyer.”

SECTION 6. Schedules.

(a) Representation and Warranty (xx) in Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(xx) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as High Cost Mortgage Loans.”

(b) The Existing Master Repurchase Agreement is hereby amended by deleting Schedule 2 to the Existing Master Repurchase Agreement in its entirety and replacing it with Schedule 1 of this Amendment.

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SECTION 7. Exhibits. Exhibit D to the Existing Master Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A to this Amendment.

SECTION 8. Conditions Precedent. This Amendment shall become effective on December 1, 2003 (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 9. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Existing Master Repurchase Agreement.

SECTION 10. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 11. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

Buyer:	CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Buyer

	By:	/s/ JEFF DETWILER
Name: Jeff Detwiler
Title:

Seller:	WMC MORTGAGE CORP., as Seller

	By:	/s/ David Trzcinski
Name: David Trzcinski
Title: Chief Financial Officer

SCHEDULE 1 TO AMENDMENT NO. 5

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Address:

Name: WMC Mortgage Corp. Telephone: (818) 592-2530 Facsimile: (818) 712-2822	6320 Canoga Avenue Woodland Hills, CA 91367 Attention: David Trzcinski

With a copy to:

Address:

Name: WMC Mortgage Corp. Telephone: (818) 592-2626 Facsimile: (818) 592-2605	6320 Canoga Avenue Woodland Hills, CA 91367 Attention: George M. Eshaghian, Esq.

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

Schedule 1-1

BUYER NOTICES

Name: Gary Timmerman Terry Farley Telephone: 609-627-5026 Facsimile: 609-627-5011	Address: Credit Suisse First Boston Mortgage Capital LLC 302 Carnegie Center, 2nd Floor Princeton, NJ 08540

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature

Schedule 1-2

EXHIBIT A TO AMENDMENT NO. 5

EXHIBIT D

OFFICER’S COMPLIANCE CERTIFICATE

I,                     , do hereby certify that I am duly elected, qualified and authorized officer of WMC Mortgage Corp. (“Seller”). This Certificate is delivered to you in connection with Section 16(b) of the Master Repurchase Agreement dated as of August 17, 2001, among Seller, and Credit Suisse First Boston Mortgage Capital LLC, as amended from time to time (the “Agreement”). On behalf of WMC Mortgage Corp., I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

(a) Consolidated Tangible Net Worth. For the most recent fiscal quarter, Seller has maintained a Consolidated Tangible Net Worth of at least the sum of (i) $75,000,000 and (ii) 25% of Seller’s positive quarterly net income for such quarter. A detailed summary of the calculation of the Seller’s actual Consolidated Tangible Net Worth is provided in Schedule 1 hereto.

(b) Non-Warehouse Debt to Consolidated Tangible Net Worth Ratio. Seller’s ratio of Indebtedness (excluding warehouse indebtedness as set forth on the Seller’s financial statements) to Consolidated Tangible Net Worth has not exceeded 2:1.

(c) Total Indebtedness to Consolidated Tangible Net Worth Ratio. Seller’s leverage ratio of total Indebtedness to Consolidated Tangible Net Worth has not exceeded 15:1.

(d) Interest Coverage Ratio. The ratio of Seller’s Consolidated EBITDA to Seller’s Consolidated Interest Expenses has not been less than 1.25:1.

(e) Maintenance of Profitability. Net Income of Seller (excluding for purposes of this covenant, any amounts with respect to WMC Residco Inc.) before income taxes and distributions has not been less than $1.00.

(f) Insurance. Seller or its Affiliates has maintained, for Seller and its subsidiaries and [Name], insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud or an aggregate amount of at least $            . The actual amount of such coverage is $            .

(g) Financial Statements. The financial statements attached hereto are accurate and complete, accurately reflect the financial condition of Seller, and do not omit any material fact as of the date(s) thereof.

Exh. A-1

(h) Documentation. Seller has performed the documentation procedures required by its operational guidelines with respect to endorsements and assignments, including the recordation of assignments, or has verified that such documentation procedures have been performed by a prior holder of such Mortgage Loan.

(i) Compliance. Seller has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Agreement and the other Program Agreements to be observed, performed and satisfied by it. [If a covenant or other agreement or condition has not been complied with by Seller, Seller shall describe such lack of compliance and provide the date of any related waiver thereof.]

(j) Regulatory Action. Seller is not currently under investigation or, to best of the Seller’s knowledge, no investigation by any federal, state or local government agency is threatened. Seller has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could adversely impact Seller’s business. [If so, Seller shall describe the situation in reasonable detail and describe the action that Seller has taken or proposes to take in connection therewith.]

(k) No Default. No Default or Event of Default has occurred or is continuing. [If any Default or Event of Default has occurred and is continuing, Seller shall describe the same in reasonable detail and describe the action Seller has taken or proposes to take with respect thereto, and if such Default or Event of Default has been expressly waived by Buyer in writing, Seller shall describe the Default or Event of Default and provide the date of the related waiver.]

(l) Indebtedness. All Indebtedness (other than Indebtedness evidenced by the Repurchase Agreement) of Seller existing on the date hereof is listed on Schedule 2 hereto.

(m) Purchased Mortgage Loans. Attached hereto as Schedule 3 is a true and correct list of all Mortgage Loans purchased by Buyer and held by Custodian pending repurchase.

(n) Originations. Attached hereto as Schedule 4 is a true and correct summary of all Mortgage Loans originated by Buyer during the calendar quarter ending on [DATE].

Exh. A-2

IN WITNESS WHEREOF, I have set my hand this      day of                     ,             .

By:
Name:
Title:

Acknowledged and Agreed,

WMC MORTGAGE CORP.

By:
Name:
Title:

Exh. A-3

SCHEDULE 1 TO OFFICER’S COMPLIANCE CERTIFICATE

CALCULATIONS OF FINANCIAL COVENANTS

As of the quarter ended [Date]

I.	Consolidated Tangible Net Worth

IA.(a)
1.	Total shareholders equity	$

Less:
2.	Goodwill	$
5.	Patents	$
6.	Trade names	$
7.	Trademarks	$
8.	Copyrights	$
9.	Franchises	$
10.	Organizational expense	$
11.	Deferred expenses	$
12.	Any other intangible assets	$

IA.(b)	Total of items 1-12	$

IA.(c)	Actual Consolidated Tangible Net Worth (a minus b)	$
	Consolidated Tangible Net Worth Covenant	$75,000,000 +25% pos. net income
	Compliance?	Yes / No

IB.(a)

1.	The lesser of Seller’s book value and the then current market value of any retained interest in mortgage loan securitizations (including any residual securities therein)	$
and
2.	The outstanding principal balance of any Indebtedness incurred and secured solely by Residual Interests	$
3.	The difference between 1 and 2 above	$

IB.(b)	Actual Adjusted Consolidated Tangible Net Worth (IA.(c) minus IB.(a)(3))	$
	Adjusted Consolidated Tangible Net Worth Covenant	$45,000,000

Exh. A-4

	Compliance?	Yes / No

II.	Non-Warehouse Leverage Ratio

	Total Debt (excluding warehouse indebtedness as set forth on the Seller’s financial statements) divided by Consolidated Tangible Net Worth – Actual	xx.x
	Non-Warehouse Leverage Covenant	2.1
	Compliance?	Yes / No

III.	Leverage Ratio

	Total Debt divided by Consolidated Tangible Net Worth – Actual	xx.x
	Leverage Covenant	15.1
	Compliance?	Yes / No

IV.	Interest Coverage Ratio

	Consolidated EBITDA divided by Consolidated Interest Expenses – Actual	xx.x
	Interest Coverage Covenant	1.25.1
	Compliance?	Yes / No

Exh. A-5

SCHEDULE 2 TO OFFICER’S COMPLIANCE CERTIFICATE

INDEBTEDNESS as of

LENDER	TOTAL COMMITMENT	OUTSTANDING INDEBTEDNESS

Exh. A-6

SCHEDULE 3 TO OFFICER’S COMPLIANCE CERTIFICATE

PURCHASED MORTGAGE LOANS

Exh. A-7

SCHEDULE 4 TO OFFICER’S COMPLIANCE CERTIFICATE

OVERALL MORTGAGE LOAN ORIGINATIONS

MORTGAGE LOAN TYPE	TOTAL NUMBER OF MORTGAGE LOANS ORIGINATED	AGGREGATE PRINCIPAL BALANCE OF MORTGAGE LOANS ORIGINATED
Alt-A Mortgage Loans
Conforming Mortgage Loans
Jumbo Mortgage Loans
Second Lien Mortgage Loans
Sub-Prime Mortgage Loans

Exh. A-8